Term Sheet Supplement (For use with the Prospectus Dated August 28, 2006)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Depositor

DLJ MORTGAGE CAPITAL, INC.

Sponsor and Seller

WELLS FARGO BANK, N.A.

Master Servicer

CSAB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES

(Issuable in Series)

You should carefully review the information in “Risk Factors” on page S-6 in this term sheet supplement and on page 5 in the prospectus.

A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

The trust will issue:
• One or more classes of senior certificates, including one or more classes of residual certificates.
• One or more classes of subordinate certificates, which provide credit enhancement for the senior certificates and each class of subordinate certificates, if any, with a higher payment priority.

The certificates:

·

Represent ownership interests in a trust, whose assets are primarily a pool of fixed-rate, first lien residential mortgage loans that were generally originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

·

Represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the servicers, any special servicer, the master servicer, the trust administrator, the sponsor, the seller, the trustee or any of their affiliates or any other entity.

Risks:

·

The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the related mortgage loans which may vary over time.

·

Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the subordinate certificates in particular.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the first distribution date, as described in the related term sheet.  Credit enhancement for all of the classes of offered certificates will be provided by overcollateralization, the use of excess interest to create or maintain overcollateralization and subordination.

Credit Suisse Securities (USA) LLC, as underwriter, will buy the offered certificates from Credit Suisse First Boston Mortgage Securities Corp., the depositor.  The depositor will pay the expenses related to the issuance of the certificates from these proceeds.  The underwriter will sell the offered certificates it purchases from time to time in negotiated transactions at varying prices determined at the time of sale.

The trust will make multiple REMIC elections for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this term sheet supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class AR Certificates, will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on the related closing date.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES WITH A FILE NUMBER OF 333-135481.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.   ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

Credit Suisse
Underwriter October 4, 2006

Important Notice about information presented in this term sheet supplement and the accompanying term sheet

You should rely only on the information contained in this document.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this term sheet supplement is accurate as of any date other than the date on the front of this document.

Credit Suisse First Boston Mortgage Securities Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents Credit Suisse First Boston Mortgage Securities Corp. has filed with the SEC for more complete information about Credit Suisse First Boston Mortgage Securities Corp. and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, Credit Suisse First Boston Mortgage Securities Corp., any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet supplement is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet supplement relates.  This term sheet supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this term sheet supplement is preliminary, and may be superseded by an additional term sheet supplement provided to you prior to the time you enter into a contract of sale.  This preliminary term sheet supplement is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this preliminary term sheet supplement and to solicit an offer to purchase the Offered Certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates until we have accepted your offer to purchase Offered Certificates.  We will not accept any offer by you to purchase Offered Certificates, and you will not have any contractual commitment to purchase any of the Offered Certificates until after you have received the term sheet supplement provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Offered Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

·

the accompanying prospectus and term sheet, to this term sheet supplement, which provides general information, some of which may not apply to this series of certificates; and

·

this free writing prospectus, which describes the specific terms of this series of certificates.

This term sheet supplement, include cross-references to captions in these materials where you can find further related discussions.  The following table of contents provides pages on which these captions are located.

This document constitutes a “free writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

TABLE OF CONTENTS

Page

DESIGNATIONS

S-6

RISK FACTORS

S-7

Risk of Loss

S-7

Limited Obligations

S-7

Special Yield and Prepayment  Considerations

S-8

Recent Events

S-9

Recent Developments Affecting SPS

S-10

FORWARD-LOOKING STATEMENTS

S-11

INTRODUCTION

S-12

DESCRIPTION OF THE MORTGAGE POOL

S-12

General

S-12

THE ORIGINATORS

S-14

General

S-14

DLJ Mortgage Capital, Inc.

S-15

STATIC POOL INFORMATION

S-15

AFFILIATES AND RELATED TRANSACTIONS

S-16

THE SPONSOR

S-16

THE DEPOSITOR

S-16

THE COUNTERPARTY UNDER THE INTEREST RATE CAP AGREEMENT

S-17

SERVICING OF THE MORTGAGE LOANS

S-17

General

S-17

Flow of Funds

S-19

Advances from the Servicers, the Master Servicer and the Trustee

S-19

Optional Purchase of Defaulted Loans; Specially Serviced Loans

S-20

Special Servicing Agreements

S-20

THE MASTER SERVICER AND TRUST ADMINISTRATOR

S-21

THE SERVICERS

S-22

See Related Prospectus Supplement.

S-22

Select Portfolio Servicing, Inc.

S-22

Wells Fargo Bank, N.A.

S-26

FEES AND EXPENSES OF THE ISSUING ENTITY

S-28

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

S-29

DESCRIPTION OF THE CERTIFICATES

S-31

General

S-31

Assets of the Trust

S-31

Book-Entry Registration

S-31

Definitive Certificates

S-32

Distributions

S-32

Glossary of Terms

S-33

Distributions of Interest

S-37

Distributions of Principal

S-38

Credit Enhancement

S-39

The Interest Rate Cap Agreement

S-41

Determination of LIBOR

S-41

POOLING AND SERVICING AGREEMENT

S-43

Assignment of Mortgage Loans

S-43

Representations and Warranties Regarding the Mortgage Loans

S-44

Optional Termination; Auction Sale

S-45

The Issuing Entity

S-46

The Trustee

S-46

The Trust Administrator

S-48

Voting Rights

S-48

Restrictions on Transfer of the Residual Certificates

S-49

Final Scheduled Distribution Date

S-49

Additional Issuances of Certificates

S-49

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

S-49

Factors Affecting Prepayments on the Mortgage Loans

S-49

Sequentially Paying Certificates

S-50

Lockout Certificates

S-50

LIBOR Certificates

S-50

Weighted Average Life

S-50

Additional Yield Considerations Applicable Solely to the Residual Certificates

S-51

FEDERAL INCOME TAX CONSEQUENCES

S-51

General

S-51

Tax Treatment of the Offered Certificates

S-51

Original Issue Discount

S-51

Taxation of the Offered Certificates

S-52

Status of the Offered Certificates

S-53

The Residual Certificates

S-53

METHOD OF DISTRIBUTION

S-53

LEGAL OPINIONS

S-54

LEGAL PROCEEDINGS

S-54

Legal Proceedings

S-54

ACCOUNTING CONSIDERATIONS

S-54

RATINGS

S-54

LEGAL INVESTMENT

S-55

ERISA CONSIDERATIONS

S-55

ANNEX I  –   GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES  I-1

DESIGNATIONS

The following sets forth certain terms used throughout this term sheet supplement.   It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire term sheet supplement, the related term sheet, the prospectus supplement and the prospectus carefully.

Sponsor	DLJ Mortgage Capital, Inc., referred to in this term sheet supplement as DLJ Mortgage Capital or DLJMC.
Depositor	Credit Suisse First Boston Mortgage Securities Corp.
Issuing Entity	A common law trust formed under the laws of the state of New York, referred to in this term sheet supplement as the trust.
Seller	DLJ Mortgage Capital, also referred to in this term sheet supplement as the seller. The seller will make the representations and warranties with respect to the mortgage loans to the trust.
Originators	As identified in the related prospectus supplement.
Servicers	As identified in the related prospectus supplement.
Master Servicer	Wells Fargo Bank, also referred to in this term sheet supplement as the master servicer. The master servicer will oversee and enforce the servicing of the mortgage loans by the servicers.
Trustee	U.S. Bank National Association, referred in this term sheet supplement as U.S. Bank.
Trust Administrator	Wells Fargo Bank.
Counterparty under the interest rate cap agreement	Credit Suisse International, referred to in this term sheet supplement as CSi or the cap counterparty.
Mortgage pool	Fixed rate mortgage loans secured by first liens on one- to four-family residential properties.
Cut-off date.	As identified in the related prospectus supplement.
Closing date.	As identified in the related prospectus supplement.
Distribution dates.	The 25th day of each month, or if the 25th day is not a business day, on the succeeding business day.
Form of offered certificates.

The offered certificates, other than the Class AR Certificates, will be book-entry certificates.  The Class AR Certificates will be physical certificates.  See “Description of the Certificates—Book-Entry Registration” in this term sheet supplement.

RISK FACTORS

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities.  You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement, the accompanying term sheet and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss

The return on your certificates may be affected by losses on the mortgage loans, which could occur for a variety of reasons.

Losses on the mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, and adverse changes in the borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

Geographic concentration may affect risk of loss on the mortgage loans.

A portion of the mortgage loans may be secured by mortgaged properties located in California.  Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity’s ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

See “Description of the Mortgage Pool—General” in this term sheet supplement and in the related prospectus supplement.

Increased risk of loss as a result of balloon loans

A portion of the mortgage loans may be balloon loans.  There are additional risks related to such balloon loans.  See “Risk Factors—You bear the risk of mortgagor defaults; some kinds of mortgage loans may be especially prone to defaults” in the prospectus.

Limited Obligations

Payments on the mortgage loans and the credit enhancement are the only source of payments on the offered certificates.

The certificates represent interests only in the trust.  The certificates do not represent any interest in or any obligation of the depositor, the servicers, the master servicer, any special servicer, the seller, the trustee, the trust administrator, the underwriter or any of their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the servicers, the master servicer, any special servicer, the seller, the trustee, the trust administrator, the underwriter or any other entity, and will incur losses if the credit enhancement for their class of offered certificates is exhausted.

Payments Due Under the Terms of an Interest Rate Cap Agreement May Be Delayed, Reduced or Eliminated if Credit Suisse International Becomes Insolvent

The trust may enter into an interest rate cap agreement with Credit Suisse International for the benefit of a Class of Certificates, referred to in this term sheet supplement as the IRC Certificates.  Amounts received under the interest rate cap agreement will be available to pay basis risk shortfalls to the related Class of Certificates.  In the event of the insolvency or bankruptcy of Credit Suisse International, payments due under the interest rate cap agreement may be delayed, reduced or eliminated.

Special Yield and Prepayment
Considerations

The yield to maturity on your certificates may be affected by application of the applicable net funds cap.

An investment in a certain Classes of Certificates involves the risk that the level of one-month LIBOR may change in a direction or at a rate that could cause one-month LIBOR plus the applicable margin to exceed the applicable rate cap.  An investment in any other class of certificates involves the risk that the applicable fixed pass-through rate will exceed the applicable rate cap.  This will have the effect of reducing the pass-through rates on those certificates, at least temporarily.  The difference will be paid to you either on the current distribution date or on future distribution dates only if there is enough cashflow generated from available excess interest on the mortgage loans and, with respect to the IRC Certificates, the interest rate cap agreement.

The rate of prepayments on the mortgage loans will be affected by various factors.

Certain mortgage loans, provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 6 months to 5 years from the date of origination of such mortgage loan. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Such prepayment premiums may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.  All prepayment premiums collected will be paid to the holders of the Class P Certificates and will not be available for payment of the offered certificates

See “Servicing of the Mortgage Loans—Optional Purchase of Defaulted Loans; Specially Serviced Loans” in this term sheet supplement and “Risk Factors—The rate of prepayments on the mortgage loans will be affected by various factors” in the accompanying prospectus.

Interest only mortgage loans have a greater degree of risk of default.

Certain mortgage loans do not provide for any payments of principal for a period following the date of origination. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.  The mortgagor’s monthly payment will be recalculated after the interest only period to an amount sufficient to amortize the principal balance of the loan over its remaining term and to pay interest at the related mortgage interest rate.  If the recalculated monthly payment is substantially higher than the mortgagor’s previous interest only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

Additional risk is associated with the Mezzanine Certificates, as identified in the related term sheet.

Certain related Classes of Certifictes generally receive payments of principal pro rata, based on respective class principal balances.  In the event, however, that cumulative realized losses on the mortgage loans exceed the level set forth in the related prospectus supplement, the Mezzanine Certificates will receive payments of principal prior to the related Class of Super Senior Certificates, as identified in the related term sheet, until the class principal balance of such related class has been paid in full.  As a result, the weighted average lives of these classes may be shorter or longer than if each of these classes had continued to receive principal distributions proportionately.

Simultaneous second lien risk.

Certain mortgage loans are subject to a second lien loan which is not included in the trust.  With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since borrowers have less equity in the mortgaged property.  Investors should also note that any borrower may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

An optional termination or an auction sale of the trust may adversely affect the certificates.

If the purchase option is exercised or a successful auction occurs with respect to the remaining mortgage loans as described herein, such purchase of mortgage loans would cause an early retirement of the certificates.  See “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this term sheet supplement.  If this happens, the purchase price paid by the terminating entity or the auction purchaser will be passed through to the certificateholders.  This would have the same effect as if all of such remaining mortgagors made prepayments in full.  No assurance can be given that the purchase price will be sufficient to pay your certificate in full.  Any class of certificates purchased at a premium could be adversely affected by an optional purchase or auction sale of the mortgage loans.

See “Maturity and Prepayment Considerations” in the prospectus.

Recent Events

Several hurricanes, which have struck Louisiana, Alabama, Mississippi, Texas and Florida in 2005 and which may strike such areas in the future, may have or may adversely affected mortgaged properties located in those states.  The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of the mortgaged property or of the interest of the certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust.  We do not know how many mortgaged properties have been or may be affected by the hurricanes.  No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes.  Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.  Any such repurchases may shorten the weighted average lives of the related offered certificates.

The current situation in Iraq has caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by the holders of the offered certificates.

The response of the United States to the events of September 11, 2001 and the current situation in Iraq involves military operations. The Servicemembers Civil Relief Act and comparable state and local laws, collectively referred to herein as the Relief Act, provide relief to borrowers who enter active military service and to borrowers in reserve status, including members of the National Guard, who are called to active duty after the origination of their mortgage loan. The Servicemembers Civil Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  Shortfalls that occur due to the application of the Relief Act are not required to be paid by the borrower at any future time, will not be advanced by a servicer and will reduce accrued interest on each class of certificates on a pro rata basis.  In addition, the act imposes limitations that would impair the ability of a servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent Developments Affecting SPS

On May 18, 2004, the United States District Court for the District of Massachusetts entered its final approval of the settlement of approximately 40 putative class action cases. The settlement contemplates that plaintiff’s redress would come, in part, from the redress fund established in connection with SPS’s settlement with the Federal Trade Commission (“FTC”) and the U.S. Department of Housing and Urban Development (“HUD”) described below.

On May 5, 2004, a West Virginia state court entered an order approving a settlement between SPS and plaintiffs in a putative class action in which plaintiffs alleged that certain of SPS’s fees violated provisions of the West Virginia Code and sought an injunction, declaratory relief, actual damages, civil penalties, punitive damages, attorneys’ fees, and other relief from SPS.  Under the settlement, SPS may resume its previously enjoined foreclosure activities in West Virginia, subject to compliance with applicable law.  The settlement requires the approximately 300 West Virginia loans that were in one of two specific categories (i.e., real estate owned or foreclosure) as of January 7, 2003 to be reviewed by a three-person panel, including a representative of SPS, to resolve any customer disputes that may exist regarding charges assessed by SPS on such customers’ accounts and/or SPS’s right to foreclose.

On November 12, 2003, SPS announced that it had entered into a final settlement agreement with the FTC and HUD to resolve issues raised during their review of SPS’s servicing practices.  As part of the settlement, SPS agreed to pay to the FTC the amount of $40 million for the creation of a redress fund for the benefit of consumers allegedly harmed by SPS and to implement certain practices on a prospective basis.

SPS has entered into consent agreements with certain state regulatory agencies in Florida, Massachusetts, Michigan, Colorado, California, West Virginia, Kansas and Illinois, which provide for provisions similar to some of those contained in the consent order entered into with the FTC and HUD.  While not admitting any liability in any of those agreements, SPS agreed to refund certain amounts to Florida, Massachusetts, California, West Virginia, Kansas and Michigan consumers identified by regulators in those states.

Since 2003, SPS has experienced an increased level of scrutiny from various state regulatory agencies and a few states conducted or commenced formal investigations.  At present, SPS has concluded all material state regulatory actions in a satisfactory manner and has procedures and controls in place to monitor compliance with the resulting state settlements and consent orders.  As a licensed servicer, SPS is examined for compliance with state and local laws by numerous state agencies.  No assurance can be given that SPS’s regulators will not inquire into its practices, policies or procedures in the future.  It is possible that any of SPS’s regulators will order SPS to change or revise its practices, policies or procedures in the future.  Any such change or revisions may have a material impact on the future income from SPS’s operations.

The occurrence of one or more of the foregoing events or a determination by any court or regulatory agency that SPS’s policies and procedures do not comply with applicable law could lead to downgrades by one or more rating agencies, a transfer of SPS’s servicing responsibilities, increased delinquencies on the mortgage loans serviced by SPS, delays in distributions or losses on the offered certificates, or any combination of these events.

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this term sheet supplement, the accompanying term sheet and the related prospectus supplement consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

INTRODUCTION

The depositor will establish the CSAB Mortgage-Backed Trust with respect to CSAB Mortgage-Backed Pass-Through Certificates on the closing date, pursuant to a pooling and servicing agreement among the depositor, DLJ Mortgage Capital, as seller, the servicers, SPS, as a servicer, Wells Fargo Bank, as a servicer, as master servicer and as trust administrator, and U.S. Bank, as the trustee, dated as of the related cut-off date. On the closing date, the depositor will deposit into the trust the mortgage loans which will constitute the mortgage pool.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the prospectus under “Glossary.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool will be presented in the related prospectus supplement.

The sponsor will select the mortgage loans for sale to the depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics.  In making this selection, the depositor will take into account investor preferences and the depositor’s objective of obtaining the most favorable combination of ratings on the certificates.

The depositor will acquire the mortgage loans from DLJ Mortgage Capital, an affiliate of the depositor, pursuant to an assignment and assumption agreement.  The mortgage loans to be acquired by the depositor from DLJ Mortgage Capital will have been previously purchased by DLJ Mortgage Capital in secondary market transactions from various mortgage loan originators and purchasers.

Under the pooling and servicing agreement, the depositor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

None of the servicers, any special servicer or the master servicer will have any servicing or master servicing obligations, as applicable, with respect to mortgage loans not serviced or master serviced by it.

The mortgage loans will be secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties.  The property securing a mortgage loan is referred to as the mortgaged property.  The mortgage pool will consist of mortgage loans with varying terms to maturity.

Each mortgage loan will be a conventional fixed rate mortgage loan evidenced by a mortgage note.  None of the mortgage loans will provides for deferred interest or negative amortization.

Substantially all of the mortgage loans will contain “due-on-sale” clauses.  The enforcement of a due-on-sale clause will generally have the same effect as a prepayment on a mortgage loan.  Some of the mortgage loans may be assumable by purchasers of the mortgaged property rather than prepaid by the related borrowers in connection with the sales of the those mortgaged properties.  Any such assumption will reduce the rate of prepayments of the mortgage loans and extend the weighted average life of the related offered certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

A portion of the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.  The remainder of the mortgage loans either do not provide for any payments of principal for a period ranging from five to ten years following the date of origination (the “Interest Only Mortgage Loans”) and or require a disproportionate principal payment at stated maturity (the “Balloon Loans”).  The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans.  The majority of the mortgage loans provide for payments due on the first day of each month.  Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

Some mortgage loans may be 30 days or more delinquent as of the cut-off date.

Some mortgage loans may be subject to a buydown agreement.

A portion of the mortgage loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from 6 months to 5 years from the date of origination of such mortgage loan.  The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note; generally, such amount is equal to six months' interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Any such prepayment premiums will be retained by the related servicer and will not be available for payment to the offered certificates.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Most mortgage loans with an LTV ratio at origination greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization.  The primary mortgage guaranty insurance policy referred to in the preceding sentence will not be required for any of those mortgage loans after the date on which the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or as otherwise provided by law.

A portion of the mortgage loans will be subject to a second lien loan which is not included in the trust.

THE ORIGINATORS

General

The originators for a series will be identified in the related prospectus supplement.

Underwriting Standards

The mortgage loans have been purchased by the seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market.  The mortgage loans and were originated generally in accordance with the underwriting criteria described herein.

The underwriting standards applicable to the mortgage loans typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses.  In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the depositor nor any affiliate, including DLJ Mortgage Capital, has re-underwritten any mortgage loan.

Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor’s monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor’s gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The mortgage loans have been originated under “full” or “alternative,” “reduced documentation,” “stated income/stated assets” or “no income/no asset” programs.  The “alternative,” “reduced,” “stated income/stated assets” and “no income/no asset” programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.  Generally, an “alternative” documentation program requires information regarding the mortgagor’s income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a “full doc” loan, however, alternative forms of standard verifications are used.  Generally, under both “full” and “alternative” documentation programs at least one year of income documentation is provided.  Generally, under a “reduced documentation” program, either no verification of a mortgagor’s stated income is undertaken by the originator or no verification of a mortgagor’s assets is undertaken by the originator.  Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor’s income.  Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied.  Generally, under a “no income/no asset” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator.  The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.  Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

DLJ Mortgage Capital, Inc.

The Sponsor will acquire mortgage loans through its whole-loan flow acquisition channel from originators that DLJMC has determined met its qualified correspondent requirements.  Such standards require that the following conditions be satisfied:  (i) the related mortgage loans were originated pursuant to a mortgage loan purchase agreement between DLJMC and the applicable qualified correspondent that contemplated that such qualified correspondent would underwrite mortgage loans from time to time, for sale to DLJMC, in accordance with underwriting guidelines designated by DLJMC (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such mortgage loans were in fact underwritten as described in clause (i) above and were acquired by DLJMC within 270 days after the related origination dates; (iii) the Designated Guidelines were, at the time such mortgage loans were underwritten, designated by DLJMC on a consistent basis for use by originators in originating mortgage loans to be purchased by DLJMC; and (iv) DLJMC employed, at the time such mortgage loans were acquired by DLJMC, certain quality assurance procedures designed to ensure that the applicable qualified correspondent from which it purchased the related mortgage loans properly applied the underwriting criteria designated by DLJMC.  DLJMC purchased approximately $10.0 billion, $9.8 billion and $9.9 billion of mortgage loans through its whole-loan flow acquisition channel during 2003, 2004 and 2005, respectively.

STATIC POOL INFORMATION

The depositor will make available any of the sponsor’s material static pool information as required under the SEC’s rules and regulations on a website on the world wide web.  The static pool information material to this offering of certificates is located in the applicable hyperlinks indicated in the related prospectus supplement at http://www.credit-suisse.csmc.static-pool.com.  Access to this web address is unrestricted and free of charge.  The static pool information will include (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

The static pool information is not deemed to be a part of this term sheet supplement, the related base prospectus or the registration statement is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

There can be no assurances that the rates of delinquencies, losses and prepayments experienced by the prior securitized pools will be comparable to delinquencies, losses and prepayments expected to be experienced by the mortgage loans owned by the applicable issuing entity.

AFFILIATES AND RELATED TRANSACTIONS

The sponsor, the depositor and the underwriter are affiliated entities and wholly owned subsidiaries of Credit Suisse Holdings (USA), Inc.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.   In addition, on October 4, 2005, Credit Suisse (USA), Inc., an affiliate of the sponsor, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the sponsor, the depositor, the underwriter, the cap counterparty or SPS that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm’s length transaction with unaffiliated entities.

THE SPONSOR

DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), is referred to in this term sheet supplement as the “sponsor” and the “seller.”  Its executive offices are located at 11 Madison Avenue, New York, NY 10010.  The sponsor is an affiliate of the depositor, the underwriter, Credit Suisse International and SPS.

The sponsor, together with its affiliates, is involved in mortgage-backed securitizations and other structured financing arrangements.  The sponsor has been engaged in the securitization of assets since its inception in 1988.  In connection with these activities, the sponsor uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of residential mortgages and home equity loans.

From the period beginning January 1, 2006 and ending June 30, 2006, the sponsor publicly securitized approximately $16 billion of residential mortgages.

In the normal course of its securitization program, the sponsor acquires mortgage loans from third party originators and through its affiliates.  The sponsor or its affiliates structure securitization transactions in which the mortgage loans are sold to the depositor and the depositor issues the securities supported by the cash flows generated by the mortgage loans and secured by the mortgage loans.  The sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans and if such representations and warranties are breached, the sponsor may have an obligation to repurchase or substitute such mortgage loans from the depositor (or directly from the trustee).  To mitigate these risks, however, to the extent the mortgage loans being securitized have been originated by third parties, the sponsor will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage loans.

THE DEPOSITOR

Credit Suisse First Boston Mortgage Securities Corp., the depositor, was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation, or CSFBSC.  CSFBSC, the name of which was subsequently changed to Credit Suisse First Boston Management LLC and more recently to Credit Suisse Management LLC, is an indirect wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc.  The principal executive offices of the depositor are located at 11 Madison Avenue, New York, N.Y. 10010.  Its telephone number is (212) 325-2000.

The depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to those trusts.  Neither the depositor, its parent nor any of the depositor’s affiliates will ensure or guarantee distributions on the certificates.  The mortgage loans will be acquired by the depositor directly or through one or more affiliates.

After issuance of the certificate, the depositor will have no material obligations with respect to the certificates and mortgage loans, other than the (i) the right to appoint a successor trustee or trust administrator upon the resignation or removal of the trustee or trust administrator, as applicable, and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

THE COUNTERPARTY UNDER THE INTEREST RATE CAP AGREEMENT

Credit Suisse International may be the counterparty under the Interest Rate Cap Agreement.

Credit Suisse International (“CSi”) was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name “Credit Suisse Financial Products” on July 6, 1990.  Its registered office and principal place of business is at One Cabot Square, London E14 4QJ.  CSi is an English bank and is regulated as a European Union credit institution by The Financial Services Authority (“FSA”) under the Financial Services and Markets Act 2000.  The FSA has issued a scope of permission notice authorizing CSi to carry out specified regulated investment activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was renamed “Credit Suisse First Boston International” and, effective as of January 16, 2006, was renamed “Credit Suisse International”.  These changes were renamings only.

CSi is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSi in the event of its liquidation.  CSi’s ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group.  CSi commenced business on July 16, 1990.  Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

CSi has been assigned a senior unsecured debt rating by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating by Moody’s Investors Service Inc. and a long-term rating by Fitch Ratings, which will be specified in the related prospectus supplement.

CSi is an affiliate of the depositor, the seller, the underwriter and SPS.

SERVICING OF THE MORTGAGE LOANS

General

Wells Fargo Bank will act as master servicer of all of the mortgage loans.  The servicers for a series will be identified in the term sheet to which this term sheet supplement relates.  SPS and Wells Fargo will each be a servicers of a porition of the mortgage loans.  The mortgage loans will initially be serviced by several entities, listed in the related prospectus supplement.

It is anticipated that within six months of the closing date, the servicing function for all or substantially all of the mortgage loans serviced by SPS will be transferred to another entity.  However, there can be no assurance that such servicing transfer will occur as anticipated or at all.  See “Risk Factors—If servicing is transferred, delinquencies may increase” in the accompanying prospectus.

The master servicer will oversee and enforce the servicing by SPS and Wells Fargo Bank of the mortgage loans serviced by each of them in accordance with the servicing provisions of the pooling and servicing agreement.  Pursuant to the pooling and servicing agreement, the master servicer will be required to make advances and compensating interest payments to the extent that a servicer is required to do so under the pooling and servicing agreement, but fails to do so.  See “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” and “Servicing of the Mortgage Loans—Advances from the Servicers, the Master Servicer and the Trust Administrator” in this term sheet supplement.  If a servicer fails to perform in accordance with the terms of the pooling and servicing agreement, the master servicer will be required to terminate that servicer and either find a successor servicer or service the related mortgage loans itself.  In either case, the successor servicer will be required to service the related mortgage loans according to the servicing provisions of the pooling and servicing agreement.

Each of SPS and Wells Fargo Bank will be directly responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement.  Under the pooling and servicing agreement, the related servicers may contract with subservicers to perform some or all of their servicing duties.  Regardless of the servicing arrangement, the servicers will remain liable for their servicing duties and obligations under the pooling and servicing agreement, as if the servicers alone were servicing the mortgage loans.  Additionally, each of SPS and Wells Fargo Bank may enter into special servicing agreements as more fully described in “Servicing of the Mortgage Loans—Special Servicing Agreements” herein.  None of the servicers or any special servicer will have any servicing obligations with respect to the mortgage loans not serviced by it.

Each servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Under the pooling and servicing agreement, each servicer will establish and maintain, or cause to be established and maintained, one or more collection accounts into which deposits will be made on a daily basis, within two business days of receipt, of payments and collections on the mortgage loans serviced by it net of the related servicing compensation.  Funds credited to a collection account may be invested for the benefit and at the risk of the related servicer in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the servicer remittance date in accordance with the provisions of the pooling and servicing agreement.  If permitted by the pooling and servicing agreement, a collection account may be a commingled account with other similar accounts maintained by the related servicer.

Under the pooling and servicing agreement, the trust administrator will establish and maintain a certificate account.  Each servicer and the master servicer will establish and maintain a collection account pursuant to the terms of the pooling and servicing agreement.  Each month, on a date specified in the pooling and servicing agreement, each servicer will withdraw from its collection account all amounts representing collections on the mortgage loans that are required to be distributed to certificateholders on the distribution date in that month and remit such amounts to the trust administrator.  Funds credited to the certificate account may be invested for the benefit and at the risk of the trust administrator in permitted investments, as described in the pooling and servicing agreement, that are scheduled to mature on or prior to the day immediately preceding the related distribution date in accordance with the provisions of the pooling and servicing agreement.  See “–Flow of Funds” herein.

The pooling and servicing agreement prohibits the resignation of the master servicer, Wells Fargo Bank or  SPS, except upon (a) appointment of a successor master servicer, servicer or special servicer (which may be with respect to all or a portion of the mortgage loans master serviced by the master servicer or serviced by that servicer, respectively), as applicable, and receipt by the trustee and the trust administrator of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of any of the certificates or (b) a determination that the master servicer’s, such servicer’s or such special servicer’s duties thereunder are no longer permitted under applicable law.  In addition, the entity specified in the pooling and servicing agreement and its assigns or its transferee may request that Wells Fargo Bank, SPS or the master servicer, subject to certain conditions specified in the pooling and servicing agreement, resign and appoint a successor servicer or master servicer, as applicable, provided such entity delivers to the trustee and trust administrator the letter from each rating agency described in the previous sentence.  No resignation of the master servicer will be effective until a successor master servicer has assumed such master servicing obligations in the manner provided in the pooling and servicing agreement.  No resignation of Wells Fargo Bank or SPS will be effective until the master servicer or a successor servicer has assumed such servicing obligations in the manner provided in the pooling and servicing agreement.  If the master servicer acts as successor servicer with respect to any mortgage loans, there will be a period of transition, not to exceed 90 days, before servicing functions can be fully transferred to the master servicer as successor servicer; provided, however, that during such period, the master servicer will continue to be responsible to make advances and compensating interest payments with respect to such mortgage loans.  In connection with the appointment of a successor servicer to Wells Fargo Bank, SPS or the master servicer, the servicing provisions of the pooling and servicing agreement may be amended without the consent of the certificateholders, provided that the rating agencies confirm the rating of the certificates giving effect to the amendment.

When a mortgage loan is in default or default is reasonably foreseeable, and if determined by the applicable servicer to be in the best interest of the certificateholders, the applicable servicer may permit servicing modifications of the mortgage loan, subject to the limitations set forth in the pooling and servicing agreement.

Flow of Funds

On the Cash Remittance Date (see table immediately below) each servicer will remit all amounts on deposit in the related collection account to the certificate account.  On each distribution date, to the extent of the Available Distribution Amount on deposit in the certificate account, the trust administrator, on behalf of the trustee, will make distributions to the certificateholders.  The following table sets forth the flow of funds from collections of payments on the mortgage loans, the deposit of such funds into the accounts and the payments of such funds to the certificateholders.

Period/Event	Dates	Flow of Funds
Due Period	The period beginning on the second day of a calendar month and ending on the first day of the succeeding calendar month.

Each servicer shall hold in the related collection account all scheduled installments of interest (net of the servicing fees) and principal collected on the related mortgage loans, together with any monthly advances in respect thereof.

Prepayment Period	See related prospectus supplement.

Each servicer shall hold in the related collection account all partial or full prepayments of principal and certain other unscheduled payments of principal, together with any accrued interest thereon on the related mortgage loans during such period plus any amounts required to be paid by that servicer in respect of Prepayment Interest Shortfalls on such mortgage loans.

Cash Remittance Date	See related prospectus supplement.

On the cash remittance date, each servicer will remit to the certificate account, scheduled payments received on the mortgage loans serviced by it due during the related due period and any monthly advances in respect thereof, prepayments received on the mortgage loans serviced by it during the related Prepayment Period and certain other unscheduled amounts required to be remitted by such servicer in accordance with the applicable servicing agreement.

Distribution Date	The 25th day of each month, or if such day is not a business day, on the first business day thereafter.

On each distribution date, the trust administrator will remit amounts on deposit in the certificate account (net of trust administrator fees) to certificateholders in accordance with the priority of distributions set forth herein.

Advances from the Servicers, the Master Servicer and the Trustee

Subject to the limitations described below and only with respect to those mortgage loans serviced by it, each servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that are not required to be distributed on that distribution date, an amount equal to the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fees, that were due on the previous due date and which were delinquent on the determination date for that distribution date.

In the event that a Balloon Loan is not paid in full on its maturity date, the applicable servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless such servicer determines that the advance would not be recoverable. In no event will a servicer be obligated to advance the balloon payment due on any Balloon Loan.

If the amount of advances received from a servicer of a mortgage loan is less than the amount required to be advanced by such servicer under the pooling and servicing agreement, the master servicer will be required to make such advance, prior to each distribution date, subject to the master servicer’s reasonable determination as to recoverability.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.  Each servicer or the master servicer, as applicable, is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan.  Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the related servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date.  Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to a specified grace period.  If the master servicer is terminated as a result of the occurrence of an event of default, the trustee will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement.  For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee and trust administrator in the case of any event of default, see “Description of the Certificates—Events of Default” and”—Rights Upon Event of Default” in the prospectus.

Neither the master servicer nor the servicers will be required to advance shortfalls in interest payments on the mortgage loans resulting from the application of the Relief Act.

Optional Purchase of Defaulted Loans; Specially Serviced Loans

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may be appointed with regard to any mortgage loan or loans.  Under such circumstances, each servicer shall transfer the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure to such special servicer.  If the servicing of any mortgage loan which is 90 or more days delinquent or which is in foreclosure is transferred to such special servicer, such special servicer will be entitled to receive the servicing fee and other servicing compensation for each such mortgage loan.  Upon the transfer of the servicing of any such delinquent mortgage loan to a special servicer, the prior servicer of that mortgage loan will have no servicing obligations with respect to that mortgage loan.

Subject to the conditions set forth in the pooling and servicing agreement, a special servicer may also be appointed to purchase from the trust any mortgage loan that is delinquent 90 days or more if default on such mortgage loan is reasonably foreseeable.  That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which that amount is to be distributed and any unreimbursed advances (other than with respect to advances made by such special servicer) and transferring costs.

All references herein to servicer include any special servicer in its capacity as a servicer of any such mortgage loan under the pooling and servicing agreement, unless otherwise indicated.

Special Servicing Agreements

The pooling and servicing agreement will permit each of SPS and Wells Fargo Bank to enter into a special servicing agreement with an unaffiliated holder of the most junior class of subordinate certificates then outstanding.  Under that agreement, that unaffiliated holder may instruct each such servicer to commence or delay foreclosure proceedings for delinquent mortgage loans being serviced by it.  The commencement or delay at that holder’s direction will be taken by that servicer only after that holder deposits a specified amount of cash with that servicer.  That cash will be available for payment to related certificateholders if liquidation proceeds are less than they otherwise may have been had that servicer acted using its normal servicing procedures.

THE MASTER SERVICER AND TRUST ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the pooling and servicing agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The depositor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for purposes of presentment of certificates for registration of transfer, exchange or final payment, is Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by DLJMC or an affiliate of DLJMC and anticipates that one or more of those mortgage loans may be included in the trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank will act as master servicer under the pooling and servicing agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the Servicing Agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the related Servicing Agreement.  In addition, upon the occurrence of certain servicer events of default under the terms of the related Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

THE SERVICERS

See Related Prospectus Supplement.

Select Portfolio Servicing, Inc.

SPS will act as a servicer of certain mortgage loans pursuant to the pooling and servicing agreement.  SPS is an experienced residential mortgage loan servicer that services a loan portfolio including Alt-A, subprime and non-performing assets.

SPS was incorporated on February 24, 1989 under the laws of the State of Utah.  SPS commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party subprime and non-performing mortgage loan portfolios since 1994.  SPS began servicing third-party Alt-A mortgage loan portfolios in 2002.  On June 30, 2004, SPS changed its name from Fairbanks Capital Corp. to Select Portfolio Servicing, Inc.  On October 4, 2005, Credit Suisse First Boston (USA), Inc., an affiliate of the depositor and the seller, acquired all of the outstanding stock of SPS’s parent from the prior shareholders.  An affiliate of the depositor is also a lender under one of SPS’s credit facilities.  SPS’s corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84115.  SPS conducts operations in Salt Lake City, Utah and Jacksonville, Florida.

SPS is approved by HUD as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans.

SPS maintains an “Average” rating with a “Positive” outlook with Standard and Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and an “SQ2-” rating with Moody’s Investors Service.  Fitch Ratings has given SPS the following residential primary servicer ratings: “RPS2” for subprime, home equity and Alt-A products and “RSS2” for special servicing.

To SPS’s knowledge, no prior securitizations of mortgage loans involving SPS and of a type similar to the assets included in the current transaction have defaulted or experienced an early amortization or other performance triggering event because of SPS’s servicing during the past three years.

In the past three years, SPS has not failed to make any required advance with respect to any securitization of mortgage loans.

SPS believes that there is not a material risk that its financial condition will have any adverse effect on any aspect of its servicing that could have a material impact on the mortgage pool performance or the performance of the certificates.

SPS has been involved in various legal and regulatory proceedings.  See “Risk Factors - Recent Developments Affecting SPS” in this term sheet supplement.

The following summary describes certain of SPS’s relevant and current servicing operations and procedures and is included for informational purposes.  This summary does not purport to be a complete description of SPS’s servicing operations and procedures and is qualified by reference to the provisions of the pooling and servicing agreement as described in the related prospectus supplement.  In fact, the obligations of SPS to service the mortgage loans for the certificateholders are governed by the provisions of the pooling and servicing agreement and certain of these obligations may result in the application of different procedures than those described in the following summary.  In addition, SPS expects that from time to time its servicing operations and procedures will be modified and changed to address applicable legal and regulatory developments, as well as other economic and social factors that impact its servicing operations and procedures.  There can be no assurance, and no representation is made, that the general servicing operations and procedures of SPS described below will apply to each mortgage loan in the mortgage pool during the term of such loan.

As an experienced loan servicer, SPS has highly developed systems and controls in place to manage its servicing of Alt-A, subprime and non-performing assets.  The servicing of such assets requires a high level of experience and sophistication and involves substantial interaction with customers.  This is particularly true when a customer is experiencing financial difficulty or when a loan has become delinquent.  In such cases, SPS works with customers individually, encouraging them to make payments timely, working on missed payments, and structuring individual solutions when appropriate.

In connection with delinquent mortgage loans, the quality of contact is critical to the successful resolution of the customer’s delinquency.  New hires at SPS receive a minimum of four weeks training prior to being placed into customer service positions having any customer contact.  This training includes general orientation, classroom instruction on specific topics, and individual mentoring for customer service representatives.  SPS has detailed compliance matrices designed for its customer service areas to ensure that each customer call is productive and complies with applicable state and federal regulations.

SPS posts mortgage loan payments on a daily basis.  Funds are typically posted to a payment clearing account on the business day they are received.  SPS transfers funds from the payment clearing account to individual custodial accounts within two business days of deposit into the payment clearing account.

SPS uses two methods of determining delinquencies, depending on whether the related servicing agreement requires (expressly or by implication) application of the “MBA delinquency method” or the “OTS delinquency method”.  The MBA delinquency method treats a loan as 30-59 days delinquent when a payment is contractually past due 30 to 59 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the same month.  The OTS delinquency method includes a one month grace period for the purpose of reporting delinquencies.  This method treats a loan as 30-59 days delinquent when a payment is contractually past due 60 to 89 days.  For example, a loan due on the first of the month is considered 30 days delinquent at close of business on the last day of the following month.

SPS uses equity valuation and management experience to determine the point at which an asset should be charged off, unless different criteria are called for by the related servicing agreement.  This evaluation considers the length of the delinquency; time elapsed since the last contact with the customer, any loss of security to the property, and the projected economic valuation of the asset.  SPS uses multiple methods for determining the point of charge-off, depending on the lien position of the related asset.

For example, the general criteria to determine whether to charge off a junior lien loan is made following the 180th day of delinquency, and is based upon whether a broker’s price opinion obtained following the 120th day of delinquency supports the assumption that a significant net recovery would not be possible through foreclosure proceedings or other liquidation of the related property.  If SPS charges off a junior lien loan, resulting in a realized loss to the security holder, SPS will typically continue to service the loan for up to an additional 180 days.  If, after such period, SPS determines that no further net recoveries are reasonably expected, then SPS will consider the second lien a complete write off and discontinue servicing.

SPS organizes collections efforts by stage of delinquency.  The Primary Collections group is responsible for early stage delinquency and is divided into two core groups.  The Stage One collections group is responsible for loans up to 59 days past due (MBA methodology). While associates in the Stage One group are focused on collecting payments currently owed, they will also identify opportunities to refer customers to the Loan Resolution (loss mitigation) department.  Loans that are due for one or two payments as of the end of the previous period are handled jointly by the Stage Two collections group and the Loan Resolution department.  In this group, Stage Two collectors have discretion to establish informal payment agreements of up to three months duration.  Similar to the Stage One team, Stage Two associates also  identify customers who need a formalized forbearance plan or require other loss mitigation assistance, transferring such customers to the Loan Resolution department for assistance.  Depending upon prior loan performance, a significant population of the loans that are due for one or two payments as of the end of the previous period are worked directly by the Loan Resolution department, having been identified as early loss mitigation candidates

Depending on the circumstances of a particular loan, customer calling campaigns in the Primary Collections group may start as early as the first day of delinquency and continue until the default has been resolved or the property has been sold at foreclosure sale.  SPS has automated dialers which allow a high degree of flexibility in structuring outbound customer calling campaigns to manage collection efforts and maximize loss mitigation efforts.

Loss mitigation efforts are centralized in SPS’s Loan Resolution department.  A customer may be referred to the Loan Resolution department at any depth of delinquency; however, after the loan is due for three or more payments as of the end of the previous period it is worked exclusively by the Loan Resolution department.

SPS’s Loan Resolution department handles inbound calls and executes outbound customer calling campaigns on loans that are due for three or more payments as of the end of the previous period.  The Loan Resolution staff also utilizes letter campaigns to contact customers who may be candidates for workout options.  All Loan Resolution employees receive specialized training in various loss mitigation strategies and applicable state and federal regulations.  Loan Resolution employees are trained to identify potential causes for delinquency.  Once contact with the customer is established, the staff will attempt to determine the customer’s willingness and ability to pay using a proprietary loss mitigation model developed by SPS.  Based on the results of discussions with customers, Loan Resolution employees consider several options to determine what is expected to be the most favorable resolution of the delinquency, including forbearance agreements tailored to the customer’s specific circumstances, reinstatement, short sale, deed in lieu of foreclosure, and loan modification.  Once a potential resolution has been identified, it is reviewed by a central underwriting group within the Loan Resolution department.  SPS has automated portions of this loss mitigation underwriting.  Any loan that fails the automation is immediately referred to an underwriter for more detailed assessment and review of the potential resolution.

In connection with handling delinquencies, losses, bankruptcies and recoveries, SPS has developed a sophisticated model, based upon updated property values, for projecting the anticipated net recovery on each asset.  Property valuations are generally ordered starting at the 63rd day of the default recovery process of the delinquent loan and then no more frequently than every six (6) months.  The projected “net present value” is part of SPS’s proprietary loss mitigation automation and assists staff with determining an appropriate and reasonable strategy to resolve each defaulted loan on the basis of the information then available.  For junior lien loans, this model also tracks the status and outstanding balances of any senior liens and incorporates this information into the model.

Before SPS refers any loan to foreclosure (or resumes foreclosure activity after a delay), the loan undergoes an extensive audit by the Consumer Assurance Review Department (CARD).  The purpose of this audit is to identify potential servicing errors or disputes, ensure compliance with all state and federal regulations, and ensure that each loan has exhausted loss mitigation opportunities if the customer has an involuntary hardship.  In addition to the CARD audit, each loan must pass an automated review process to confirm that the loan meets SPS’s delinquency criteria and that the net present value is sufficient to justify the foreclosure action.

SPS outsources some of the non customer contact aspects of its foreclosure and bankruptcy management to a national third party vendor.  The vendor provides SPS with web-based tools to manage default timelines and with enhanced automation tools for imaging.  SPS images critical documents for each loan in its portfolio.  Although SPS has outsourced portions of its foreclosure and bankruptcy work, complex issues are managed internally by specially trained SPS employees.

SPS utilizes daily automation tools to identify new bankruptcy filings and employs a national vendor to prepare and file proofs of claim.  SPS has streamlined cash posting for its bankruptcy files to maximize cash flows and identify non-performing loans.

SPS’s REO Department is responsible for property valuations and property marketing and disposition, as well as property inspections and preservation work.  Once a property has been acquired as REO, a minimum of two property valuations are obtained to determine the asset value and list price.  All valuations are reviewed and reconciled by valuation specialists prior to listing the property.  These specialists set the suggested sales price and make recommendations for property repairs.  New property valuations are obtained every 90 days and broker status reports are reviewed monthly to ensure appropriate marketing efforts and consistency in the marketing process.  SPS asset managers have delegated approval to accept offers within pre-defined authority levels.

SPS has created an internal control regimen to ensure that company policies and procedures are followed.  These include internal audits performed by our Servicing Risk Management team (“SRM”).  Under SPS’s risk assessment program, all loan servicing departments are responsible for identifying operational and financial risks, testing internal controls, reporting test results, and undertaking corrective action, when appropriate.  The entire program is overseen by SRM, which reports to SPS’s Legal Department and is independent of loan servicing departments.

SPS is not the document custodian of most of the loans that it services.  SPS has an internal department which manages all document requests from staff and vendors.  The Document Control department works closely with the foreclosure and bankruptcy units and with third party custodians to clear assignments and document exceptions.

In connection with the servicing of mortgage loans, SPS outsources certain tasks and business processes related to the following loan servicing functions to companies within the United States:

·

Print and mail services

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Foreclosure and bankruptcy processing

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Title processing

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Tax payments and processing

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Insurance payments and claims processing

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Flood zone determination and tracking

In addition, SPS typically outsources certain tasks and business processes related to the following loan servicing functions to an outsourcing company operating in India:

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Payoff quote preparation

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Property valuations for property preservation

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Data integrity on newly boarded loan data

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Validation of ARM changes

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Forbearance preparation

·

REO invoice preparation

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Escrow analysis

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Junior lien analysis

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Reconveyance processing

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Back office research related to customer service

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MERS loan tracking

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Bankruptcy per-discharge audit

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Credit bureau dispute research

This outsourcing company has no direct contact with SPS’s customers.

SPS has made significant changes to several of its policies, procedures and core processes over the past three years.  Some of the key changes include:

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Extending the new hire training period

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Introducing a centralized call monitoring program

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Increasing involvement of mid-senior level managers in the hiring process

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Implemented new incentive plans based on a true balanced scorecard

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Establishing a Consumer Ombudsman and a robust Customer Advocacy unit to effectively manage dispute resolution, perform root cause analysis and identify best practices and apply loss mitigation strategies

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Reducing numerous manual processes with the implementation of the MSP Director platform and proprietary Select Plus system

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Customizing training programs in support of material business process changes

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Establishing offshore outsourcing relationships to improve efficiencies across a number of operational units within SPS

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Expanding the pre-foreclosure audit process to include review of closed bankruptcy matters, written repayment plans, and pending foreclosure sales

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Implementing automated underwriting for loss mitigation with escalated review of any denials

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Implementing web-based technology for management of timeline processes

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Implementing web-based imaging technology.

Wells Fargo Bank, N.A.

Servicing Experience

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming and Non-Subprime Loans:

	As of		As of		As of
	December 31, 2003		December 31, 2004		December 31, 2005
	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	472,694	$141,120,796,584	553,262	$171,086,652,776	635,091	$218,067,611,101

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

FEES AND EXPENSES OF THE ISSUING ENTITY

The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan.  The expense fees consist of the servicing fee and any lender paid mortgage guaranty insurance premiums, if applicable. The expense fees will vary from mortgage loan to mortgage loan.  The net mortgage rate of a mortgage loan is equal to its mortgage rate less the rate at which the expense fees accrue on that mortgage loan.

Each servicer or the master servicer is obligated to pay some ongoing expenses associated with the mortgage loans serviced or master serviced, respectively, by it and incurred by that servicer or master servicer, as applicable, in connection with its responsibilities under the pooling and servicing agreement and the related Servicing Agreement, as applicable, and those amounts will be paid by such servicer or master servicer, as applicable, out of its servicing fee or master servicing fee, as applicable. The amount of the servicing fee for each servicer is subject to adjustment for prepaid mortgage loans, as described in this term sheet supplement under “—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans.”  The related servicer will also be entitled to receive all late payment fees, prepayment premiums, assumption fees and other similar charges, and the related servicer will also be entitled to receive all reinvestment income earned on amounts on deposit in its collection account for the mortgage loans.  In addition, each servicer will be entitled to the interest portion of any prepayment in full if such prepayment is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month.

The following table sets forth certain information with respect to the fees payable to the servicers, the master servicer, the trust administrator and the trustee.

Party	Fee Payable	Amount/ Description of Fee	Priority/ Source of Payment
Servicers	Monthly

With respect to each servicer and each mortgage loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the calendar month and (2) the servicing fee rate with respect to such mortgage loan.  The servicing fee rate for a mortgage loan is equal to the expense fee rate less the trust administrator fee rate and the portion of the rate, if any, allocable to lender paid mortgage insurance premiums.

Each servicer will withdraw or withhold from the collection account their aggregate servicing fee from interest actually collected on each mortgage loan serviced by it, prior to such amounts being available to make payments on the certificates.

Trust Administrator	Monthly

With respect to the trust administrator, an amount equal to 1/12 of the product of (1) the principal balance of each mortgage loan as of the first day of the calendar month and (2) the trust administrator fee rate.  The trust administrator fee rate for a mortgage loan is equal to 0.01% per annum. The trust administrator will also receive as its fee net investment earnings on amounts on deposit in the certificate account.

The trust administrator will withdraw from the certificate account their trust administrator fee from interest actually collected on each mortgage loan, prior to such amounts being available to make payments on the certificates.  On each distribution date, the trust administrator will withdraw the net investment earnings on amounts on deposit in the certificate account prior to distributions to certificateholders.

Master Servicer	As determined by the master servicer and trust administrator.	The fees of the master servicer will be determined by agreement between the master servicer and the trust administrator.	The fees of the master servicer will be paid by the trust administrator from the trust administrator’s fee.
Trustee	As determined by the trust administrator and the trustee.	The fees of the trustee will be determined by agreement between the trust administrator and the trustee.	The fees of the trustee will be paid by the trust administrator from the trust administrator fee.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the due date occurring in the month in which such partial principal prepayment was made, with a resulting reduction in interest payable for such month.

Compensating Interest Payments by SPS.  SPS (or the master servicer, if SPS fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by SPS, and

·

the servicing fee that SPS is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

Compensating Interest Payments by Wells Fargo Bank.  Wells Fargo Bank, as master servicer, is obligated to remit compensating interest payments to the trust administrator to the extent that any servicer is required to do so under the pooling and servicing agreement but fails to do so.

Wells Fargo Bank, as servicer (or the master servicer, if Wells Fargo Bank fails to do so) is obligated to remit to the trust administrator prior to each distribution date, with respect to each mortgage loan serviced by it, an amount equal to the lesser of:

·

any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full on the mortgage loans serviced by it that are made from the fifteenth day of the calendar month preceding such distribution date to the last day of such month and partial principal prepayments made during the calendar month preceding such distribution date, in each case, with respect to mortgage loans directly serviced by Wells Fargo Bank, and

·

the servicing fee that Wells Fargo Bank is entitled to receive from the trust on the related distribution date, equal to 0.25% per annum of the aggregate Stated Principal Balance of the mortgage loans serviced by it.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under a pooling and servicing agreement.  Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

The certificates will consist of certain publicly offered classes of certificates, which are referred to collectively as the offered certificates, and one or more classes of certificates that are not publicly offered.  The various classes of Class A Certificates are referred to collectively as the Class A Certificates.  The Class AR Certificates are referred to as the Residual Certificates.  The various classes of Class A Certificates and the Residual Certificates are referred to collectively as the Senior Certificates.  In addition to the Senior Certificates, each series of certificates will include Class P Certificates various classes of subordinate certificates referred to as the Class M Certificates.  The Class M Certificates are referred to as the Subordinate Certificates.  Various classes of Class A and Class M Certificates may also be referred to collectively as the LIBOR Certificates.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

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the mortgage loans, together with their mortgage files, and together with all collections on them and their proceeds;

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any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

·

the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to a pooling and servicing agreement and their proceeds;

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the collection account, the certificate account and the assets that are deposited in each of them from time to time;

·

the Interest Rate Cap Agreement, if any, and the Interest Rate Cap Account, if any; and

·

all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

Book-Entry Registration

The offered certificates, other than the Class AR Certificates, will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance or notional amount of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates.  Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase, National Association will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates.  No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement.  Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC.  Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

·

DTC or the depositor advises the trust administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trust administrator is unable to locate a qualified successor;

·

the depositor, in writing, with the consent of the applicable participants, elects to terminate the book-entry system through DTC; or

·

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount advise the trust administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners, and the participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the trust administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trust administrator will issue the definitive certificates. After that, the trust administrator will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trust administrator on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, to the persons in whose names those certificates are registered on the related Record Date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register.  In the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate principal balance of $1,000,000 or more and who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depositary institution having appropriate wire transfer facilities.  The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trust administrator.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the Certificates.

Accrual Period—For any distribution date and any class of Certificates, other than the No-Delay Certificates, as identified in the related prospectus supplement, the calendar month immediately preceding that distribution date.  For any distribution date and the No-Delay Certificates, the period commencing on the immediately preceding distribution date (or the closing date, in the case of the first Accrual Period) and ending on the day immediately preceding that distribution date.

Aggregate Loan Balance—For any date of determination, will equal the aggregate of the Stated Principal Balances of the mortgage loans, except as otherwise provided, as of the last day of the related Collection Period.

Applied Loss Amount—As defined herein under “—Credit Enhancement—Application of Realized Losses.”

Basis Risk Shortfall—For any class of Offered Certificates and any distribution date, the sum of

(1)

the excess, if any, of the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over the related Current Interest for the applicable distribution date,

(2)

any Basis Risk Shortfall remaining unpaid from prior distribution dates, and

(3)

interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap.

Capitalization Reimbursement Amount—For any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month representing reimbursements to a servicer on or prior to such distribution date in connection with the modification of such mortgage loan.

Carryforward Interest—For any class of Offered Certificates and any distribution date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding distribution date and (B) any unpaid Carryforward Interest from the immediately preceding distribution date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding distribution date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Class B Principal Payment Amount— For any class of Class B Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Class M Principal Payment Amount—For any class of Class M Certificates, is as set forth in the term sheet to which this term sheet supplement relates.

Class Principal Balance—For any class of Certificates, other than the Class X Certificates, as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

·

all amounts previously distributed to holders of certificates of that class as payments of principal; and

·

in the case of any class of Subordinate Certificates, any reductions to the Class Principal Balance thereof due to Realized Losses, as described below under “—Credit Enhancement—Application of Realized Losses.”

·

provided, however, that the Class Principal Balance of the Subordinate Certificates (including any such class of Subordinate Certificates for which the Class Principal Balance has been reduced to zero) will be increased in an aggregate amount equal to the Recoveries received in respect of any distribution date as follows:  in order of seniority, beginning with the Class M Certificates, up to the amount of the Deferred Amount for that class.

Collection Period—For any distribution date is the period from the second day of the month immediately preceding such distribution date to and including the first day of the month of that distribution date.

Compensating Interest—For each of the mortgage loans serviced by any servicer and any distribution date, an amount to be paid by that servicer as described above under “Fees and Expenses of the Issuing Entity—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this term sheet supplement.

Current Interest—For any class of Offered Certificates and any distribution date, the amount of interest accruing at the applicable pass-through rate on the related Class Principal Balance during the related Accrual Period; provided, that as to each such class of Certificates the Current Interest will be reduced by a pro rata portion of any Interest Shortfalls to the extent not covered by excess interest.

Deferred Amount—For any class of Subordinate Certificates and any distribution date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the Class Principal Balance thereof due to Recoveries on mortgage loans.

Delinquency Rate—For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all bankruptcies, foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Interest Remittance Amount— For any distribution date, the sum, without duplication, of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of scheduled principal payments on the mortgage loans during the related Collection Period, the interest portion of related Payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on the mortgage loans during the related Prepayment Period, less (x) the servicing fee, the trust administrator fee and mortgage insurance premiums with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, the master servicer, the trust administrator or the trustee with respect to the mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or the master servicer related to the mortgage loans with respect to that distribution date, (3) the portion of any Substitution Amount or purchase price paid with respect to the mortgage loans during the calendar month immediately preceding that distribution date allocable to interest and (4) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid expense fees) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to interest.

Interest Shortfall—For any distribution date is equal to the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related net mortgage rate) on the mortgage loans resulting from (a) principal prepayments in full and in part received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act.

Liquidated Mortgage Loan—A mortgage loan for which the related servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Monthly Excess Cashflow—For any distribution date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date, plus any amounts applied pursuant to the applicable clauses under “—Distributions of Principal” below.

Most Senior Enhancement Percentage— For any distribution date and any class of Certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of those classes of certificates which are lower in priority than such class of Certificates and (ii) the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Net Funds Cap—The applicable Group or the Subordinate Net Funds Cap, as applicable.

Net Liquidation Proceeds—All amounts, net of (1) unreimbursed, reasonable out-of-pocket expenses, (2) unreimbursed Advances and (3) Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate—As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related expense fee rate.  The mortgage rate of any mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

Optimal Interest Remittance Amount—For any distribution date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding distribution date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of the mortgage loans or were not taken into account in computing the expense fee rate.

Overcollateralization Amount—For any distribution date and the Certificates will be equal to the amount, if any, by which (x) the Aggregate Loan Balance for such distribution date exceeds (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such distribution date.

Overcollateralization Commencement Date—As set forth in the term sheet to which this term sheet supplement relates.

Overcollateralization Deficiency—For any distribution date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such distribution date exceeds (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after giving effect to the reduction on such distribution date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such distribution date, but prior to allocation of any Applied Loss Amount on such distribution date.

Overcollateralization Release Amount—For any distribution date will be equal to the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Payahead—Any scheduled principal payment intended by the related mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Prepayment Period—For any distribution date and (i) any principal prepayment in full, the period from the fifteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fourteenth day of the month in which that distribution date occurs and (ii) any principal prepayment in part, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date, the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Remittance Amount—For any distribution date will be equal to (A) the sum, without duplication, of (1) all principal collected (other than Payaheads) or advanced in respect of scheduled principal payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers, the master servicer, the trust administrator and the trustee with respect to the mortgage loans, to the extent allocable to principal) and the principal portion of related Payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received on the mortgage loans during the related Prepayment Period, (3) the outstanding principal balance of each mortgage loan that was repurchased by the seller or purchased by the servicer during the calendar month immediately preceding that distribution date, (4) the portion of any Substitution Amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that distribution date allocable to principal and (5) all Net Liquidation Proceeds (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and Recoveries, if any, collected with respect to the mortgage loans during the prior calendar month, to the extent allocable to principal less (B) the Capitalization Reimbursement Amount for such distribution date.

Record Date—For any distribution date and the No-Delay Certificates, the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date and, with respect to all other classes of certificates, the last business day of the month preceding the month of that distribution date.

Recovery—With respect to any distribution date and mortgage loan that was determined to be a Liquidated Mortgage Loan in any month prior to the month preceding that distribution date, an amount received in respect of such Liquidated Mortgage Loan during the calendar month prior to that distribution date.

Relief Act—The Servicemembers Civil Relief Act, and any similar state or local statute.

Rolling Three Month Delinquency Rate—For any distribution date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second distribution dates) immediately preceding months.

Senior Enhancement Percentage—For any distribution date and the Senior Certificates, will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such distribution date and the denominator of which is the Aggregate Loan Balance as of the first day of the related Collection Period.

Senior Principal Payment Amount—For any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such distribution date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such distribution date exceeds (y) the lesser of (A) the product of (i) the percentage set forth in the term sheet to which this term sheet supplement relates and (ii) the Aggregate Loan Balance for such distribution date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such distribution date exceeds (ii) 0.50% of the Aggregate Loan Balance as of the cut-off date.

Stated Principal Balance— For any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the cut-off date, after giving effect to Scheduled Payments due on or before such date, whether or not received, increased by the portion of any Capitalization Reimbursement Amount allocable to such mortgage loan, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

Stepdown Date—The date occurring on the earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates is reduced to zero and (ii) the later of (x) the distribution date specified in the term sheet to which this term sheet supplement relates and (y) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans during the related Collection Period but before giving effect to payments on the Certificates on such distribution date) is greater than or equal to the percentage specified in the term sheet to which this term sheet supplement relates.

Substitution Amount—The amount, if any, by which the Stated Principal Balance of a mortgage loan required to be removed from the trust due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related substitute mortgage loan or mortgage loans, plus unpaid interest accrued thereon.

Targeted Overcollateralization Amount—For any distribution date prior to the Stepdown Date, the percentage set forth in the term sheet to which this term sheet supplement relates of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) the percentage set forth in the term sheet to which this term sheet supplement relates of the Aggregate Loan Balance for such distribution date, or (b) 0.50% of the Aggregate Loan Balance as of the cut-off date; with respect to any distribution date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the distribution date immediately preceding such distribution date.

Trigger Event— For any distribution date, as set forth in the term sheet to which this term sheet supplement relates.

Distributions of Interest

The pass-through rates for the Certificates are described in the term sheet to which this term sheet supplement relates. The certificate margins for the LIBOR Certificates will be set forth in the applicable prospectus supplement.

The amount of interest payable on each distribution date in respect of each class of LIBOR Certificates will equal the sum of (1) Current Interest for such class on such date and (2) any Carryforward Interest for such class and date.  Interest will accrue on each class of LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

With respect to each distribution date, to the extent that a Basis Risk Shortfall exists for any class of Offered Certificates, such class will be entitled to the amount of any Basis Risk Shortfall (in accordance with the priority of payments described herein under “—Credit Enhancement—Overcollateralization”) from Monthly Excess Cashflow.  Such class will be entitled to receive the amount of any Basis Risk Shortfall from Monthly Excess Cashflow treated as paid from and to the extent of funds on deposit in a reserve fund (the “Basis Risk Reserve Fund”).  The source of funds on deposit in the Basis Risk Reserve Fund will be limited to an initial deposit of $5,000 and amounts that would otherwise be paid on the Class X Certificates.

Prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “—Credit Enhancement—Overcollateralization” on such distribution date, the certain Class A-3 Certificates will be entitled to receive the amount of any Basis Risk Shortfall from available amounts on deposit in the Interest Rate Cap Account (as defined herein under “—Interest Rate Cap Agreement”).

On each distribution date, the Interest Remittance Amount for such distribution date will be paid in the following order of priority:

(i)

concurrently, to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and distribution date;

(ii)

to the Class M Certificates, in ascending numerical order, Current Interest and any Carryforward Interest for such class and distribution date;

(iii)

to the Class B Certificates, Current Interest and any Carryforward Interest for such class and distribution date; and

(iv)

for application as part of Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (iii) above (such amount, “Monthly Excess Interest”) for such distribution date.

Distributions of Principal

Distributions of principal on the Senior Certificates will be made primarily from the Principal Payment Amount, to the extent of available funds, as described below.  Distributions of principal on the Subordinate Certificates will be made primarily from the Principal Payment Amount after distributions of principal have been made on the Senior Certificates.

The Principal Payment Amount will be paid on each distribution date as follows:

I.

On each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

first, to the Senior Certificates, sequentially, as follows:

(a)

first, to the Class AR Certificates, until its Class Principal Balance is reduced to zero;

(b)

second, to the Class A Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(ii)

second, to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(iii)

third, to the Class B Certificates, until its Class Principal Balance is reduced to zero; and

(iv)

fourth, for application as part of the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above.

II.

On each distribution date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

(i)

first, to the Senior Certificates, the Senior Principal Payment Amount for such distribution date, as follows:

(a)

first, to the Class AR Certificates, until its Class Principal Balance is reduced to zero;

(b)

second, to the Class A Certificates, in descending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(ii)

second, to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(iii)

third, to the Class B Certificates, the Class B Principal Payment Amount for such distribution date, until its Class Principal Balance is reduced to zero; and

(iv)

fourth, for application as part of the Monthly Excess Cashflow for such distribution date, as described under “—Credit Enhancement—Overcollateralization” below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above.

Credit Enhancement

Credit enhancement for the Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses and overcollateralization, in each case as described herein.

Subordination. The rights of holders of the Subordinate Certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of holders of each class of Certificates having a higher priority of payment, as described under “—Distributions of Interest” and “—Distributions of Principal.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of payment of the full amount of interest and principal distributable thereon, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the mortgage loans.

The limited protection afforded to holders of classes of Certificates with a higher priority of payment by means of the subordination of certain classes of Certificates having a lower priority of payment will be accomplished by the preferential right of holders of such classes with a higher priority of payment to receive distributions of interest or principal on any distribution date prior to classes with a lower priority of payment.

Application of Realized Losses.  If a mortgage loan becomes a Liquidated Mortgage Loan, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such mortgage loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the mortgage loans will have the effect of reducing amounts payable in respect of the Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related distribution date).  If on any distribution date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the Collection Period for such distribution date and payments of principal on such distribution date, the aggregate Class Principal Balance of the Certificates exceeds the Aggregate Loan Balance for such distribution date (such excess, an “Applied Loss Amount”), such amount will be allocated in reduction of first, the Class Principal Balance of the Class B Certificates, until its Class Principal Balance is reduced to zero; second, the Class Principal Balance of the Class M Certificates, in descending numerical order, until the Class Principal Balances of each such class has been reduced to zero.  The Class Principal Balance of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of the Subordinate Certificates will not receive any payments in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Overcollateralization.  The weighted average of the mortgage rates of the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates of the Certificates plus certain expenses of the trust, thus generating certain excess interest collections.  Monthly Excess Interest will be applied on each distribution date, commencing on the Overcollateralization Commencement Date, to accelerate the reduction of the aggregate Class Principal Balance of the Certificates.  Such application of excess interest collections as payments of principal will cause the aggregate Class Principal Balance of the Certificates to amortize more rapidly than the Aggregate Loan Balance, thus creating and maintaining overcollateralization. However, Realized Losses on the mortgage loans will reduce the overcollateralization, and could result in an Overcollateralization Deficiency.

In addition, on and after the Stepdown Date, to the extent that a Trigger Event is not in effect and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal Remittance Amount will not be applied in reduction of the aggregate Class Principal Balance of the Certificates but will instead, be applied as described below.

On each distribution date, the Monthly Excess Cashflow will be distributed in the following order of priority:

(1)

For the first Distribution Date, to the Class X Certificates, 100% of the Monthly Excess Interest;

(2)

(A) beginning with the Overcollateralization Commencement Date, until the aggregate Class Principal Balance of the Certificates equals the Aggregate Loan Balance for such distribution date minus the Targeted Overcollateralization Amount for such date, on each distribution date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest available for such distribution date, to the Certificates, in the following order of priority:

(a)

to the Class A Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero;

(b)

to the Class M Certificates, in ascending numerical order, until the Class Principal Balance of each such class has been reduced to zero; and

(c)

to the Class B Certificates, until the Class Principal Balance of such class has been reduced to zero;

(B) on each distribution date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such distribution date set forth above in subclause II under “—Distributions of Principal,” after giving effect to the distribution of the Principal Payment Amount for such date, in accordance with the priorities set forth therein;

(3)

to the Class M Certificates, in ascending numerical order, any Deferred Amount for each such class with interest thereon at the pass-through rate for such class;

(4)

to the Class B Certificates, any Deferred Amount for such class with interest thereon at the pass-through rate for such class;

(5)

to the Senior Certificates, pro rata based on amounts due, any Basis Risk Shortfall for each such class;

(6)

to the Class M Certificates, in ascending numerical order, any Basis Risk Shortfall for such class;

(7)

to the Class B Certificates, any Basis Risk Shortfall for such class;

(8)

to the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

(9)

to the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

(10)

to the Class AR Certificates, any remaining amounts.  It is not anticipated that any amounts will be distributed to the Class AR Certificates under this clause (10).

Distributions pursuant to paragraph (5) on any distribution date to the IRC Certificates will be made after giving effect to withdrawals from the Interest Rate Cap Account to pay such Basis Risk Shortfalls on such date.

The Interest Rate Cap Agreement

On or before the closing date, the trustee, acting on behalf of the trust, will enter into an interest rate cap agreement for the benefit of the holders of the IRC Certificates (the “Interest Rate Cap Agreement”) with CSi as counterparty (the “Counterparty”) whereby, in consideration for a payment by the trust administrator, on behalf of the trust, to the Counterparty on the Closing Date, the Counterparty will agree to make payments to the trust administrator, on behalf of the trust, on each Interest Rate Cap Agreement Payment Date on which the Index Rate (subject to a cap rate ceiling) exceeds the cap strike rate for such date.  The Interest Rate Cap Agreement shall be administered, and all payment obligations of the trust and trustee thereunder performed, by the trust administrator on behalf of the trust and trustee.  Any amounts received by the trust administrator under the Interest Rate Cap Agreement will be deposited to an account established by the trust administrator (the “Interest Rate Cap Account”).  The “Interest Rate Cap Agreement Payment Date” for the Interest Rate Cap Agreement is the Business Day preceding each Distribution Date during the period disclosed in the related prospectus supplement.  A “Business Day” under the Interest Rate Cap Agreement is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York.

Under the Interest Rate Cap Agreement, the Counterparty will agree to make payments to the trust administrator, on behalf of the trust, on each Interest Rate Cap Agreement Payment Date equal to the product of (i) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Distribution Date (or, in the case of the first Interest Rate Cap Agreement Payment Date, from and including closing date) through, but not including, the current Distribution Date, subject to the Following Business Day Convention (within the meaning of the 2000 ISDA Definitions), and the denominator of which is 360, (ii) the applicable notional amount (as set forth in Annex II) and (iii) the percentage equal to the difference between (1) the lesser of (a) the Index Rate for such period and (b) the applicable cap rate ceiling for such period (as set forth in Annex II for such Interest Rate Cap Agreement Payment Date) and (2) the applicable cap strike rate for such period (as set forth in Annex II for such Interest Rate Cap Agreement Payment Date) (the “Cap Payment Amount”); provided, that if the Index Rate is less than or equal to the applicable cap strike rate, then the applicable Cap Agreement Payment Amount will be zero.  Generally, the “Index Rate” is the rate for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 two London banking days prior to the first day of the related accrual period for the Interest Rate Cap Agreement or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market.

Amounts on deposit in the Interest Rate Cap Account, if any, will be available on any distribution date to pay any Basis Risk Shortfall to the IRC Certificates prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or to amounts available to be paid in respect of Basis Risk Shortfalls as described in this term sheet supplement under “—Credit Enhancement—Overcollateralization” on such distribution date.

Amounts paid under the Interest Rate Cap Agreement not used on the related distribution date to cover Basis Risk Shortfalls to the IRC Certificates will be released to the Class X Certificateholders.

Unless terminated earlier, the Interest Rate Cap Agreement will terminate on the Business Day preceding the distribution date set forth in the related prospectus supplement, subject to the Following Business Day Convention (within the meaning of the 2000 ISDA Definitions) (after any payment due on such date is paid).  Both the trust administrator and the Counterparty will have the right to terminate the Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Interest Rate Cap Agreement, including, without limitation, an ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder.  Although it is not anticipated that there will be additional amounts payable by the trust, certain amounts may be payable by the trust under the Interest Rate Cap Agreement.  Any such payment will be subordinate to the rights of the offered certificateholders.

Determination of LIBOR

The annual certificate interest rates of the LIBOR Certificates are based upon the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Accrual Period (a “LIBOR Determination Date”), except that for the initial distribution date LIBOR will equal a per annum rate set forth in the related prospectus supplement.  Telerate Page 3750 means the display designated as page 3750 on the Moneyline Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks.  If the rate does not appear on the page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying LIBOR or comparable rates as may be selected by the trust administrator after consultation with DLJ Mortgage Capital, the rate will be the reference bank rate.  The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  The trust administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations.  If on the related date fewer than two quotations are provided, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trust administrator after consultation with DLJ Mortgage Capital, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no quotations can be obtained, the rate will be LIBOR for the prior distribution date. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.  The trust administrator’s calculation of LIBOR and the resulting pass-through rate on any class of LIBOR Certificates with respect to any distribution date shall be final and binding in the absence of manifest error.

POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans

Pursuant to a pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property, and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the depositor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date, or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and, if made more than 90 days of the closing date, may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

·

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

·

have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan;

·

have an LTV ratio not higher than that of the deleted mortgage loan;

·

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan; provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturing mortgage loan in the trust immediately prior to any substitution; and

·

comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System.  In addition, the mortgages for some of the mortgage loans in the trust that are not already held through the MERS® System may, at the discretion of a servicer, in the future be held through the MERS® System.  For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loans and subsequent assignments of the mortgage were, or in the future may be, at the discretion of a servicer, registered electronically through the MERS® System.  For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Representations and Warranties Regarding the Mortgage Loans

In connection with the sale of the mortgage loans by the depositor to the trust, pursuant to the pooling and servicing agreement, the seller will make as of the closing date representations and warranties relating to the mortgage loans.  These representations and warranties include the following:

·

each mortgage note and related mortgage is a legal and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy and other laws affecting the rights of creditors and general equitable principles;

·

each mortgage loan at the time it was made complied in all material respects with applicable federal, state or local law, including, without limitation, predatory and abusive lending laws;

·

none of the mortgage loans are classified as a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under applicable state, federal or local law;

·

no proceeds from a mortgage loan was used to finance a single-premium credit insurance policy; and

·

each mortgage loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Internal Revenue Code.

In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

·

cure that breach,

·

repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase, (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the servicing fee, if the seller is the servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, (iii) the amount of any unreimbursed servicing advances made by a servicer with respect to such mortgage loan and (iv) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

·

substitute a replacement mortgage loan for that mortgage loan.

However, substitution is permitted only within two years of the closing date and, if made more than 90 days after the closing date, may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMICs, or result in a prohibited transaction under the Internal Revenue Code of 1986, as amended (the “Code”).  The depositor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above.  The obligations of each servicer, any special servicer and the master servicer are limited to their respective contractual servicing obligations under the pooling and servicing agreement or the applicable servicing agreement.

Optional Termination; Auction Sale

On any applicable distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and certain conditions in the pooling and servicing agreement are satisfied, the Terminating Entity, as provided in the pooling and servicing agreement, may, but is not required to, direct the servicer servicing the largest percentage of mortgage loans at the time of such optional termination to purchase, on behalf of the Terminating Entity, the mortgage loans, all real property acquired in respect of all of the mortgage loans remaining in the trust, and any trust assets for a price equal to the sum of (i) 100% of the aggregate outstanding principal balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including the due date in the month of such distribution date, (ii) the fair market value of all other property of the trust and (iii) any unreimbursed advances, fees, trust administrator fees, servicing fees and other amounts payable to the master servicer, the servicers (other than any servicer, to the extent such servicer is the Terminating Entity), the trust administrator and the trustee (the “Par Value”).

Subject to the terms and conditions of the pooling and servicing agreement, the “Terminating Entity” will be:

(i) the holder of the largest percentage interest of Class X Certificates, unless the holder of the largest percentage interest of Class X Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date;

(ii) the holder of the next largest percentage interest of Class X Certificates, if the holder of the largest percentage interest of Class X Certificates is the depositor or an affiliate of the depositor and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date; or

(iii) the servicer servicing the largest percentage of mortgage loans at the time of such optional termination, if the depositor or an affiliate of the depositor is the holder of 100% of the Class X Certificates and DLJMC does not own any servicing rights with respect to any mortgage loan on such optional termination date.

If the option to purchase the mortgage loans and the other assets in the trust as described above is not exercised and the aggregate Stated Principal Balance of the mortgage loans declines below 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the trust administrator will conduct an auction to sell the mortgage loans and the other assets in the trust.

With respect to any auction, the trust administrator will solicit good faith bids for the related mortgage loans and the other related assets in the trust from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential mortgage loans similar to the mortgage loans in the mortgage pool.  The trust administrator will sell the related mortgage loans to the institution with the highest bid exceeding the Par Value plus certain expenses set forth in the pooling and servicing agreement.  If less than three bids are received or the highest bid received is less than the Par Value plus such expenses, the trust administrator will not sell the related mortgage loans and the other related assets in the trust and, unless certain conditions specified in the pooling and servicing agreement are not satisfied, the trust administrator will continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the exercise by the Terminating Entity of its purchase option with respect to the related mortgage loans at the direction of the holder of the largest percentage interest of Class X Certificates.

If the purchase option is exercised or if a successful auction occurs with respect to the mortgage loans it will effect an early retirement of the Certificates.  Distributions on the certificates relating to any optional termination or successful auction will be treated as a prepayment of the related mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.”  The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Issuing Entity

On the closing date, and until the termination of the trust, referred to herein as the issuing entity, will be a common law trust formed under the laws of the state of New York pursuant to the pooling and servicing agreement.  The issuing entity will not have any liabilities as of the closing date.  The fiscal year end of the issuing entity will be December 31 of each year.  The assets of the issuing entity are described herein under “Description of the Certificates¾Assets of the Trust.”

The issuing entity will not have any employees, officers or directors.  The trustee, the depositor, the master servicer, the servicers and the trust administrator will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans” in this term sheet supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are specifically provided in the pooling and servicing agreement.  Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the issuing entity, borrow money on behalf of the issuing entity or make loans from the assets of the issuing entity to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “Description of the Certificates - Amendment” in the prospectus.

If the assets of the issuing entity are insufficient to pay the certificateholders all principal and interest owed, holders of certificates may not receive all of their expected payments of interest and principal and may suffer a loss.  The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding.  In the event of bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the assets of the issuing entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

General

U.S. Bank National Association (“U.S. Bank”) will act as trustee under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $$213 billion as of June 30, 2006.  As of June 30, 2006, U.S. Bancorp served approximately 13.5 million customers, operated 2,434 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

Corporate Trust General

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2006, U.S. Bank was acting as trustee with respect to 57,621 issuances of securities with an aggregate outstanding principal balance of over $1.7 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

In July 2006, U.S. Bank entered into a definitive agreement to purchase the municipal and corporate bond trustee business of SunTrust Banks, Inc.   The transaction is subject to certain regulatory approvals and is expected to close by the end of the third quarter 2006 with conversion occurring during the first quarter 2007.  Following the closing of the acquisition, the SunTrust affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

As of June 30, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 667 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $292,570,800,000.

The trustee will have the following material duties under the pooling and servicing agreement:

·

directly or through a custodian, to hold the mortgage notes, mortgages and other legal documents in the mortgage files relating to all or some of the mortgage loans;

·

directly or through a custodian, to review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received; and

·

in the event of a default by the servicer under the pooling and servicing agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the master servicer.  If the master servicer is terminated, or the master servicer resigns, the trustee will become the successor master servicer.  However, if the trustee is unwilling or unable to act as successor master servicer, it may appoint, or petition a court to appoint, a successor master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting under the pooling and servicing agreement or insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.  Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the depositor.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

The trustee will not be liable under the pooling and servicing agreement:

·

expect for the performance of such duties and obligations as are specifically set forth in the pooling and servicing agreement;

·

for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement; or

·

for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling and servicing agreement.

In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling and servicing agreement.  Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel.  The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

The Trust Administrator

The trust administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trust administrator.  The depositor may also remove the trust administrator if the trust administrator ceases to be eligible to continue as such under the pooling and servicing agreement or if the trust administrator becomes insolvent.  The trust administrator may also be removed at any time by the trustee or by certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the depositor will also be obligated to appoint a successor trust administrator.  Any resignation or removal of the trust administrator and appointment of a successor trust administrator will not become effective until acceptance of the appointment by the successor trust administrator.

The trust administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not the trust administrator.

The pooling and servicing agreement requires the trust administrator to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trust administrator and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

The trust administrator will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

The trust administrator will be required to notify certificateholders and the rating agencies of any event of default by the master servicer or servicer known to the trust administrator, and the appointment of any successor master servicer or servicer.

The trust administrator is responsible for the aggregation of monthly servicer reports.  The trust administrator will make the reports of distributions to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the trust administrator’s website, which is presently located at http://www.ctslink.com.  Assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator at (301) 815-6600.  The trust administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders.  The trust administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

Voting Rights

At all times 99% of all voting rights will be allocated among the holders of each class of certificates, other than the Class X, Class P and Class AR Certificates.  The portion of such 99% of all voting rights shall be allocated among such classes based on their respective class principal balances.  At all times 1% of all voting rights will be allocated to the holders of the Class X Certificates.  Voting rights shall be allocated among the certificates within each class of certificates (other than the Class P and Class AR Certificates) based on their respective certificate principal balances.  At all times, no voting rights will be allocated to the Class P and Class AR Certificates.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.” The pooling and servicing agreement will provide that the Residual Certificates, in addition to other classes of certificates, may not be acquired by a Plan or with assets of such a Plan unless certain conditions are met. See “ERISA Considerations” in this term sheet supplement.  Each Residual Certificate will contain a legend describing the foregoing restrictions.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) for the offered certificates is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any mortgage loan occurs.  The actual final distribution date for any class of certificates could be substantially earlier.  No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Additional Issuances of Certificates

Upon the surrender of one or more classes of offered certificates to the trust, the trust will be permitted to issue one or more additional classes of certificates that will represent ownership interests in the surrendered certificates.  A REMIC election will be made with respect to the surrendered certificates and the newly issued classes will constitute the regular interests in this REMIC.  The Class AR Certificates will represent ownership of the residual interest in this REMIC.  Any such issuance will be made pursuant to an amendment to the pooling and servicing agreement that will only require the consent of the holders of the offered certificates that are surrendered to the trust.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon.  For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by a seller due to uncured breaches of representations and warranties or the purchase of certain mortgage loans by a Terminating Entity or other purchaser of mortgage loans pursuant to an auction, under the circumstances described under “Pooling and Servicing Agreement—Optional Termination; Auction Sale” in this term sheet supplement. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans.  Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.

A portion of the mortgage loans are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under “Description of the Mortgage Pool—General” herein.  Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The depositor makes no representation as to the expected rate of prepayments on the mortgage loans. See “Description of the Mortgage Pool” and “Description of the Certificates” herein and “Maturity and Prepayment Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

Substantially all of the mortgage loans will contain “due-on-sale” clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates.  See “Maturity and Prepayment Considerations” in the prospectus.

Sequentially Paying Certificates

The Senior Certificates are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement.  Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Lockout Certificates

Investors in the Lockout Certificates, as identified in the related prospectus supplement, should be aware that because such certificates will generally not be entitled to receive any principal distributions prior to a certain distribution date, set forth in the related prospectus supplement, the weighted average lives of such certificates will be longer than would otherwise be the case, and the effect on the market value of such certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

LIBOR Certificates

The yield to maturity on the LIBOR Certificates will be sensitive to fluctuations in LIBOR, and the pass-through rate on these certificates will vary directly with the level of LIBOR.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations..

Additional Yield Considerations Applicable Solely to the Residual Certificates

The Residual Certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the trust’s term that substantially exceed any distributions payable thereon during any such period.  In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto.  Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected.  The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates.  See “Federal Income Tax Consequences” in this term sheet supplement and “Material Federal Income Tax Consequences” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement will provide that the trust will comprise a tiered REMIC structure.  The assets of the lower-tier REMICs will consist of the assets of the trust (other than the Interest Rate Cap Agreement, the Interest Rate Cap Account, the Basis Risk Reserve Fund, and any interest in another REMIC formed pursuant to the pooling and servicing agreement).  The Class AR Certificates will represent ownership of the residual interest in each REMIC formed pursuant to the pooling and servicing agreement.

Upon the issuance of the offered certificates, McKee Nelson llp will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

Tax Treatment of the Offered Certificates

Each class of offered certificates (other than the Residual Certificates) will represent REMIC regular interests for federal income tax purposes.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

Original Issue Discount

The offered certificates, depending on their issue price, may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issued discount, market discount, and bond premium, if any, will be at a rate equal to 100% of the Prepayment Assumption.  No representation is made that the mortgage loans will actually prepay at this rate or at any other rate.

If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner of a certificate, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate.

In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that the beneficial owner of an offered certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the pooling and servicing agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium” in the prospectus.

Taxation of the Offered Certificates

For tax information reporting purposes, the trust administrator and the trustee will treat each holder of an offered Certificate other a Residual Certificate (a “Component Certificate”) as owning a regular interest in a REMIC and holding an interest in a limited recourse interest rate cap contract (the “Cap Contract”), entitling the holder to receive payments in respect of Basis Risk Shortfalls.  The following discussion assumes that the right of the Component Certificates to receive payments in respect of Basis Risk Shortfalls will be treated as an interest rate cap agreement for federal income tax purposes.  Prospective investors in the Components Certificates should consult their tax advisors regarding their appropriate tax treatment.

A holder of a Component Certificate must allocate its purchase price for such certificate between the two components—the REMIC regular interest component and the Cap Contract component.  For information reporting purposes, pursuant to the pooling and servicing agreement, the trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the pooling and servicing agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the certificateholder must allocate the amount realized between the two components of the Component Certificate based on the relative fair market values of those components at the time of sale.  Assuming that a Component Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

The portion of the overall purchase price attributable to the Cap Contract must be amortized over the life of the related certificate, taking into account the declining balance of the related regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of any interest rate cap contract.  Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Certificateholders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

Any payments made to a holder of a Component Certificate in respect of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceed that year’s amortized cost of the Cap Contract component, such excess is ordinary income.  If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess represents an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The offered certificates (other than the Cap Contract component of a Component Certificate) will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of an offered certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence.  The Cap Contract component of a Component Certificate will not qualify for the special treatment provided by the foregoing sections of the Code.  As a result, Component Certificates may not be a suitable investment for a REMIC.

The Residual Certificates

Purchasers of the Residual Certificates should consider carefully the tax consequences of an investment in those certificates discussed in the prospectus and should consult their own tax advisors for those consequences. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” in the prospectus.  For information reporting purposes, all the regular interests in a lower-tier REMIC will be aggregated and treated as a single debt instrument for OID purposes, because they will be issued to a single holder in a single transaction.  See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC” in the prospectus.  In addition, prospective holders of the Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential residual interest.” See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates,” “—Excess Inclusions” and “—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” in the prospectus.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an underwriting agreement, Credit Suisse Securities (USA) LLC, an affiliate of the depositor and DLJ Mortgage Capital, has agreed to purchase, and the depositor has agreed to sell, the offered certificates.  It is expected that delivery of the offered certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about the closing date, against payment therefor in immediately available funds.  It is expected that the Residual Certificates will be available for delivery at the office of the underwriter, against payment therefor in immediately available funds.

The underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of the offered certificates are purchased thereby.

The underwriting agreement will provide that the obligations of the underwriter to pay for and accept delivery of the offered certificates are subject to the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The underwriter may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent.  In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation.  The underwriter and any dealers that participate with the underwriter in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders,” which will include information as to the outstanding certificate principal balance of the offered certificates.  There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis.  The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter by McKee Nelson llp, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, the depositor, CSFC or the issuing entity.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities.  Accounting standards, and the application and interpretation of such standards, are subject to change from time to time.  Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Offered Certificates.

RATINGS

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled.  The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans.  The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.  The ratings on Class AR Certificates address only the return of the Class Principal Balance of the Class AR Certificates.  The ratings on the IRC Certificates do not address the likelihood of payments made pursuant to the Interest Rate Cap Agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

LEGAL INVESTMENT

When issued, the offered certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

Any plan fiduciary that proposes to cause an employee benefit plan or other retirement arrangement subject to the Employment Retirement Investment Security Act of 1974, as amended (“ERISA”) and/or to Section 4975 of the Code to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the plan’s acquisition and ownership of those Certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to an employee benefit plan or other retirement arrangement subject to ERISA and/or to Section 4975 of the Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.  A fiduciary that decides to invest the assets of a plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

The U.S. Department of Labor has granted an individual administrative exemption to the underwriter (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by asset-backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  If the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans in the trust.

For a general description of the Exemption, and the conditions that must be satisfied for the Exemption to apply, see “ERISA Considerations” in the prospectus.  It is expected that the Exemption will apply to the acquisition and holding by plans of the offered certificates, other than the Residual Certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust.

The rating of a security may change.  If a class of certificates such as the subordinate offered certificates is no longer rated at least BBB- or Baa3, the certificates of that class will no longer be eligible for relief under the Exemption (although a plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  In addition, because the characteristics of the Residual Certificates will not meet the requirements of the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of the Residual Certificates by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties.  Consequently, transfers of the Residual Certificates and any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trustee unless the trustee receives one of the following:

·

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of a plan or arrangement nor using the assets of a plan or arrangement to effect that transfer;

·

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of those ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a plan, any person acting on behalf of a plan or using plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the depositor, the trustee, the trust administrator, the master servicer, any special servicer or any servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using that plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from a supplemental interest trust by a Plan. The right to receive such payments could also result in a prohibited transaction if a Cap Counterparty with respect to certain types of Interest Rate Cap Agreements is a party in interest with respect to such Plan, unless another statutory or administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Exemption before the termination of such Interest Rate Cap Agreement, unless such acquisition or holding is eligible for administrative or statutory exemptive relief.  Administrative relief is available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the offered certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the offered certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning this issue.  Prior to the termination of the Interest Rate Cap Agreement, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or the exemption for non-fiduciary service providers under Section 408(b)(17) of ERISA as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Cap Agreement, any offered certificate whose rating has fallen to below BBB- could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Cap Agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the trustee and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates (other than the Class AR Certificates) will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to their respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trust administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trust administrator or the U.S. withholding agent receives a statement—

(a)

from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trust administrator or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trust administrator or the U.S. withholding agent; or

IV.

the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trust administrator or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.  For example, additional rules may apply in the case of beneficial owners holding certificates through a partnership or grantor trust.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

CSAB 2006-3

$812,462,000

(Approximate)

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-3

Wells Fargo Bank, N.A.

Master Servicer and Trust Administrator

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-135481.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Credit Suisse

Underwriter

$812,462,000 (Approximate)

CSAB Mortgage-Backed Pass-Through Certificates, Series 2006-3

Pricing Information

Offered Certificates

Class	Approximate Certificate Balance (S) (1)	Bond Type	Coupon(2)	WAL(3) (Years)	Principal Payment Window(7)	Expected Initial Target C/E(4)	Proposed Ratings (S&P/Moody's)	Day Count Convention
A-1-A	167,516,000	Senior / Fixed Rate	[TBD] %	0.95	I - 23	7.70	AAA / Aaa	30/360
A-1-B (5)	167,516,000	Senior / Adj. Rate	1 ML + [TBD] %	0.95	1 - 23	7.70	AAA / Aaa	Act/360
A-2 (6)	113.123,000	Senior / Adj. Rate	1 ML + [TBD] %	2.35	23 - 34	7.70	AAA /Aaa	Act/360
A-3 (7)	91.584,000	Senior / Adj. Rate	1 ML + [TBD] %	3.50	34 - 52	7.70	AAA i Aaa	Act/360
A-4	49.090.000	Senior / Fixed Rate	[TBD] %	5.00	52 - 71	7.70	AAA i Aaa	30/360
A-5	49,606,000	Senior / Fixed Rate	[TBD) %	7.54	71 - 96	7.70	AAA / Aaa	301360
A-6 (8)	121.218.000	Senior / Fixed Rate / NAS	[TBD] %	6.37	38 - 96	7.70	AAA i Aaa	301360
M-I (9)	19.093.000	Subordinate / Adj. Rate	1 ML + [TBD] %	5.29	37 - 96	5.35	AA % Aa2	Act/360
M-2	11.374.000	Subordinate / Fixed Rate	[TBD] %	5.28	37 - 96	3.95	A+/AI	30,'360
M-3	5,281,000	Subordinate / Fixed Rate	[TBD] %	5.28	37 - 96	3.30	Ai A2	30'360
M-4	4.469.000	Subordinate; Fixed Rate	[TBD] %	5.28	37 - 96	2.75	A- / A3	30/360
m_5(lo)	4.062,000	Senior / Adj. Rate	1 ML + [TBD] %	5.26	37 - 96	2.25	$$$+ Baal	Act/360
M-6	4,469.000	Subordinate / Fixed Rate	[TBD] %	5.09	37 - 91	1.70	BBB / Baal	30/360
M-7" I)	4,061.000	Senior / Adj. Rate	I ML + [TBD] %	4.78	37 - 80	1.20	BBB- / Baa3	Act/360
Total	812.462.000

Non-Offered Certificates

Class	Approximate Certificate Balance ($)	Bond Type	Coupon	WAI_ (Years)	Principal Payment Window	Expected Initial Target C/E	Proposed Ratings (S&P/Moody's)	Day Count Convention
P	_	Senior / Prepayment Premium	NrA	N/A	N/A	N/A	AAA/ NR	NA
X	_	Excess / Residual	N/A	N/A	N/A	N/A	NR'NR	NA
R	100	Senior / Residual	N/A	N/A	N/A	N/A	AAA/NA	NA
Total	100

(1)

Bond sizes are based on the October 1, 2006 mortgage loan balance (the “Cut-off Date Balance”).

(2)

The coupons are capped by the Net Funds Cap as described herein.  If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the interest rate for each fixed rate certificate will be increased by 0.50% and the certificate margin for each adjustable rate certificates will be doubled (except for the Class M1, Class M-5 and Class M-7 Certificates).  The certificate margin for the Class M-1, Class M-5 and Class M-7 Certificates will be 1.5 times the initial margin.

(3)

The Certificates will be priced to call assuming 100% of the Prospectus Prepayment Curve and assuming one-month LIBOR is 5.32%.  100% of the Prospectus Prepayment Curve (“PPC”) assumes 10.00% Constant Prepayment Rate (“CPR”) in the first month of the life of the mortgage loans ramped to 25.00% CPR over 12 months.  In the 12th month of the life of the mortgage loans and thereafter, 100% PPC assumes 25.00% CPR.

(4)

The expected initial target credit enhancement percentage includes the target overcollateralization of 1.20%.

(5)

An Interest Rate Cap will be purchased for the benefit of the Class A-1-B Certificates  (the “Class A-1-B  Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-1-B Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-1-B Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class A-1-B Certificates based upon the lesser of (a) one-month LIBOR plus [  ]% and (b) a rate cap equal to the applicable Net Funds Cap.

(6)

An Interest Rate Cap will be purchased for the benefit of the Class A-2 Certificates  (the “Class A-2  Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-2 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-2 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class A-2 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net funds Cap.

.

(7)

An Interest Rate Cap will be purchased for the benefit of the Class A-3 Certificates  (the “Class A-3 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class A-3 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class A-3 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class A-3 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net funds Cap.

(8)

The Class A-6 is a non-accelerated Senior Certificate.

(9)

An Interest Rate Cap will be purchased for the benefit of the Class M-1 Certificates  (the “Class M-1 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-1 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-1 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class M-1 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net funds Cap.

(10)

An Interest Rate Cap will be purchased for the benefit of the Class M-5 Certificates  (the “Class M-5 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-5 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-5 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class M-1 Certificates based upon the least of (a) one-month LIBOR plus [  ]%, (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net funds Cap.

(11)

An Interest Rate Cap will be purchased for the benefit of the Class M-7 Certificates  (the “Class M-7 Interest Rate Cap”) to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. Proceeds derived from the Class M-7 Interest Rate Cap will be available to cover basis risk shortfalls owing to the Class M-7 Certificates but not credit losses on the mortgage loans.  The interest will accrue on the Class M-7 Certificates based upon the least of (a) one-month LIBOR plus [  ]% , (b) a maximum pass-through rate equal to 11.00% per annum and (c) a rate cap equal to the applicable Net funds Cap.

. .

SUMMARY TERMS

Underwriter:	Credit Suisse Securities (USA) LLC.
Depositor:	Credit Suisse First Boston Mortgage Securities Corp.
Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Adjustable Rate Certificate:	The Adjustable Rate Certificates consist of the Class A-1-B, Class A-2, Class A-3, Class M-1, Class M-5 and Class M-7 Certificates.
Fixed Rate Certificates:	The Fixed Rate Certificates consist of the Class A-1-A, Class A-4, Class A-5, Class A-6, Class M-2, Class M-3, Class M-4 and Class M-6 Certificates.
Senior Certificates: Subordinate Certificates:

The Senior Certificates consist of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class R Certificates, also referred to herein as the Class A Certificates.

The Subordinate Certificates consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Offered Certificates:

The Offered Certificates consist of the Class A-1-A, Class A-1-B, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Non-Offered Certificates:	The Non-Offered Certificates consist of the Class P, the Class X and the Class R Certificates.
SMMEA Treatment:

When issued, the Offered Certificates, other than the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 are anticipated to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Status:	It is expected that the Offered Certificates may be purchased by employee benefit plans that are subject to ERISA.
Federal Tax Status:	It is anticipated that the Offered Certificates will represent ownership of REMIC regular interests for tax purposes.
Registration:	The Offered Certificates will be available in book-entry form through DTC, Clearstream and the Euroclear System.
Statistical Calculation Date:	October 1, 2006.
Cut-off Date:	October 1, 2006.
Closing Date:	On or about October 30, 2006.
Investor Settlement:	On or about October 31, 2006.
Distribution Date:	25th day of each month (or, if not a business day, the next succeeding business day), commencing in November 2006.
Interest Accrual Period:

The Interest Accrual Period for each Distribution Date with respect to the Adjustable Rate Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 day count basis).  The Interest Accrual Period for each Distribution Date with regard to the Fixed Rate Certificates will be the calendar month preceding the month in which such Distribution Date occurs (on a 30/360 day count basis).

Delay Days:	24 days with respect to the Offered Certificates other than the Adjustable Rate Certificates, and 0 days with respect to the Adjustable Rate Certificates.
Optional Termination:

The Optional Termination may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Prospectus Prepayment Speed:

100% PPC, describes prepayments starting at 10.00% Constant Prepayment Rate (CPR) in the first month of the life of the mortgage loans, increasing by approximately 1.3636% CPR per month to 25.00% CPR in the 12th month of the life of the mortgage loans, and remaining at 25.00% CPR thereafter.

Coupon/Margin Step-up:

If the Optional Termination is not exercised, the (i) Pass-Through Rate on the Fixed Rate Certificates will be increased by 50 basis points (ii) the Certificate Margin on the Adjustable Rate Certificates (except for the Class M-1, Class M-5 and Class M-7 Certificates) will be doubled and (iii) the Certificate Margin on the Class M-1, Class M-5 and Class M-7 Certificates will be 1.5 times the initial margin, in each case beginning on the Distribution Date following the first possible Optional Termination date, and subject to the Net Funds Cap.

Expense Fee Rate:	The per annum rate at which the servicing fee and any lender paid mortgage guaranty insurance premiums accrue.
Pass-Through Rate:

The Pass-Through Rate for the Adjustable Rate Certificates will be equal to the least of (i) one-month LIBOR plus the certificate margin (ii) 11.00% (except for the Class A-1-B Certificates) and (iii) the Net Funds Cap.  The Pass-Through Rate for the Fixed Rate Certificates will be equal to the lesser of (a) the fixed rate for such class and (b) the Net Funds Cap.

Optimal Interest Remittance Amount:

For any Distribution Date will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the mortgage loans in the group as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of such mortgage loans or were not taken into account in computing the Expense Fee Rate.

Net Funds Cap:

For any Distribution Date will be a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Adjustable Rate Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

For any class of Offered Certificates, and any Distribution Date, the sum of:  (1) the excess, if any, of (a) the related Current Interest calculated on the basis of the applicable pass-through rate of such class of certificates without regard to the application of the Net Funds Cap over (b) the related Current Interest for the applicable Distribution Date, (2) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates, and (3) interest for the related Accrual Period on the amount in clause (2) calculated on the basis of the applicable Pass-Through Rate of such class of certificates without regard to the application of the Net Funds Cap.

Net Mortgage Rate:	As to each mortgage loan, and at any time, the per annum rate equal to the mortgage rate of such mortgage loan less the related Expense Fee Rate.
Principal and Interest Advancing:

The servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent deemed recoverable (as described in the Prospectus Supplement).

Current Interest:

For any class of Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related class principal balance during the related Accrual Period; provided, that as to each class of certificates the Current Interest will be reduced by a pro rata portion of any interest shortfalls to the extent not covered by excess interest.

Carryforward Interest:

For any class of Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable pass-through rate.

Interest Remittance Amount:

For any Distribution Date, the sum of (1) all interest collected (other than payaheads, if applicable) or advanced in respect of Scheduled Payments on the mortgage loans during the related Collection Period, the interest portion of related payaheads previously received and intended for application in the related Collection Period and the interest portion of all prepayments received on such mortgage loans during the related Prepayment Period, less (x) expense fees with respect to such mortgage loans and (y) unreimbursed Advances and other amounts due to the servicers, master servicer, the trust administrator or the trustee with respect to such mortgage loans, to the extent allocable to interest, (2) all Compensating Interest paid by the servicers or master servicer with respect to the related mortgage loans and Distribution Date, (3) the portion of any substitution amount or purchase price paid with respect to such mortgage loans during the calendar month immediately preceding that Distribution Date allocable to interest, and (4) all net liquidation proceeds (net of unreimbursed Advances, servicing advances and expenses, to the extent allocable to interest, and unpaid servicing fees) and recoveries, if any, collected with respect to such mortgage loans during the related Collection Period, to the extent allocable to interest.

Principal Remittance Amount:

The sum of (1) all principal collected (other than payaheads) or advanced in respect of scheduled payments on the mortgage loans during the related Collection Period (less unreimbursed Advances, servicing advances and other amounts due to the servicers and the trustee to the extent allocable to principal) and the principal portion of payaheads previously received and intended for application in the related Collection Period, (2) all principal prepayments received during the related prepayment period, (3) the outstanding principal balance of each such mortgage loan repurchased during the calendar month immediately preceding that Distribution Date, (4) the portion of any substitution amount paid with respect to any replaced mortgage loans during the calendar month immediately preceding that Distribution Date allocable to principal, and (5) all net liquidation proceeds and any other recoveries (net of unreimbursed Advances, servicing advances and other expenses, to the extent allocable to principal) and recoveries, if any, collected during the related Collection Period, to the extent allocable to principal.

Group A Calculation Percentage:

As to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the class principal balance of the Class A-6 Certificates and the denominator of which is the aggregate class principal balance of the Senior Certificates, in each case prior to giving effect to distributions of principal on that Distribution Date.

Group A Lockout Percentage:	As to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates

Lockout Percentage

November 2006 – October 2009

     0.00%

November 2009 – October 2011

   45.00%

November 2011 – October 2012

   80.00%

November 2012 – October 2013

100.00%

November 2013 and thereafter

300.00%

Credit Enhancement:	1. Excess cashflow.
2. Overcollateralization.
3. Subordination (see table below).

Class	Approximate Expected Initial Credit Enhancement*	Approximate Expected Initial Target Credit Enhancement*	Approximate Expected Final Target Credit Enhancement**
A	6.50%	7.70%	15.40%
M-1 M-2	4.15% 2.75%	5.35% 3.95%	10.70% 7.90%
M-3	2.10%	3.30%	6.60%
M-4 M-5	1.55% 1.05%	2.75% 2.25%	5.50% 4.50%
M-6 M-7	0.50% 0.00%	1.70% 1.20%	3.40% 2.40%

*    Prior to Stepdown Date, based on Aggregate Loan Balance as of the Cut-off Date.

** After Stepdown Date, based on the Aggregate Loan Balance for the related Distribution Date.

Overcollateralization:	1. Before the Stepdown Date, the required overcollateralization amount is 1.20% of the Aggregate Loan Balance as of the Cut-off Date.
2. On and after the Stepdown Date, the required overcollateralization amount is 2.40% of the Aggregate Loan Balance for the related Distribution Date (subject to a Trigger Event).
3. The required overcollateralization amount is subject to a floor of 0.50% of the Aggregate Loan Balance as of the Cut-off Date.

4.

On any Distribution Date on or after the Stepdown Date, if a Trigger Event occurs or is continuing, the required overcollateralization amount will be equal to the required overcollateralization amount in effect for the Distribution Date immediately preceding such Distribution Date.

Senior Enhancement Percentage:

With respect to any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Most Senior Enhancement Percentage:

With respect to any Distribution Date and any class of certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of those classes which are lower in priority and (ii) the overcollateralization amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the Aggregate Loan Balance as of the first day of the related collection period.

Stepdown Date:

The earlier to occur of (x) the first Distribution Date following the Distribution Date on which the principal balance of the Senior Certificates are reduced to zero and (y) the later to occur of (i) the Distribution Date in November 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the mortgage loans in the related loan group during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to approximately 15.40%.

Trigger Event:

A Trigger Event will occur for any Distribution Date if either:

(i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth below) of the Most Senior Enhancement Percentage for the most senior class of certificates then outstanding:

Class	Percentage
Class A Certificates	[ ]%
Class M-1 Certificates	[ ]%
Class M-2 Certificates	[ ]%
Class M-3 Certificates	[ ]%
Class M-4 Certificates	[ ]%
Class M-5 Certificates	[ ]%
Class M-6 Certificates	[ ]%
Class M-7 Certificates	[ ]%

or

(ii) the cumulative realized losses as a percentage of the Aggregate Loan Balance as of the Cut-off Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
November 2008 – October 2009	[ ]%*
November 2009 – October 2010	[ ]%*
November 2010 – October 2011	[ ]%*
November 2011 – October 2012	[ ]%*
November 2012 and thereafter	[ ]%*

*  The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Source for Calculation of One-Month Libor:	Telerate Page 3750.
Deferred Amount:

For any class of Subordinate Certificates and Distribution Date, will equal the amount by which (x) the aggregate of the applied loss amounts previously applied in reduction of the class principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and increases to the class principal balance thereof due to recoveries.

Overcollateralization Commencement Date:	The December 2006 Distribution Date.
Distributions to I. Certificateholders:

On each Distribution Date, the Interest Remittance Amount will be paid according the following order of priority:

1.    Concurrently, to the Class A Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such class and such Distribution Date;

2.     To the Class M-1 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

3.    To the Class M-2 Certificates, Current Interest and any Carryforward Interest for such class and such

       Distribution Date;

4.     To the Class M-3 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

5.     To the Class M-4 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

6.     To the Class M-5 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

7.     To the Class M-6 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

8.     To the Class M-7 Certificates, Current Interest and any Carryforward Interest for such class and such

        Distribution Date;

9.     For application as part of monthly excess cash flow (such amount “Monthly Excess Interest”).

II.	Before the Stepdown Date or while a Trigger Event is in effect, the Principal Remittance Amount shall be allocated according to the following priority:

1.

To the Class R Certificates, until their class principal balance is reduced to zero;

2.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the class principal balance is reduced to zero;

3.

To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, based on the class principal balance, until the class principal balance has been reduced to zero;

4.

To the Class A-1-A and the Class A-1-B Certificates, pro rata based on the class principal balance, until their respective class principal balances are reduced to zero;

5.

Sequentially, to the Class A-2, the Class A-3, the Class A-4, Class A-5 and Class A-6 Certificates, in that order, until their respective class principal balances are reduced to zero;

6.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,Class M-6 and Class M-7 Certificates, in that order, until their respective class principal balances are reduced to zero; and

7.

For application as part of monthly excess cash flow.

III.

On and after the Stepdown Date (assuming no Trigger Event is in effect), the Principal Remittance Amount shall be allocated according to the following priority (in each case, up to the related principal payment amount calculated in accordance with the target credit enhancement percentages):

1.

On the first Distribution Date after the expiration of the latest expiring prepayment penalty term, to the Class P Certificates, until the class principal balance is reduced to zero;

2.

To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, based on the class principal balance, until the class principal balance has been reduced to zero;

3.

To the Class A-1-A and the Class A-1-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

4.

Sequentially, to the Class A-2, Class A-3, Class A-4 , Class A-5 and Class A-6 Certificates, in that order, until their respective class principal balances are reduced to zero;

5.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class principal balances are reduced to zero; and

6.

For application as part of monthly excess cash flow.

Notwithstanding the above, in the event that the class principal balance of all Subordinate Certificates and the overcollateralization amount have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata based on their respective class principal balance.

IV.	Any amount remaining after distributions in clauses I, II and III above shall be distributed to the certificates in the following order of priority:
1. For the first Distribution Date, 100% of the Monthly Excess Interest will be released to the Class X;

2. (A) Until the aggregate class principal balance of the certificates equals the Aggregate Loan Balance for such Distribution Date minus the targeted overcollateralization amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the certificates, in the following order of priority:

(a) To the Class A-6 Certificates, the Group A Lockout Percentage of the Group A Calculation Percentage of principal payable to the Senior Certificates on such Distribution Date, based on the class principal balance, until the class principal balance has been reduced to zero;

(b) To the Class A-1-A and the Class A-1-B Certificates, prorata based on the class principal balance, until their respective class principal balances are reduced to zero;

(c) Sequentially, to the Class A-2, Class A-3, Class A-4 , Class A-5 and Class A-6 Certificates, in that order, until their respective class principal balances are reduced to zero;

(d) To the Class M-1 Certificates, until the class principal balance has been reduced to zero;

(e) To the Class M-2 Certificates, until the class principal balance has been reduced to zero;

(f) To the Class M-3 Certificates, until the class principal balance has been reduced to zero;

(g) To the Class M-4 Certificates, until the class principal balance has been reduced to zero;

(h) To the Class M-5 Certificates, until the class principal balance has been reduced to zero;

(i) To the Class M-6 Certificates, until the class principal balance has been reduced to zero;

(j) To the Class M-7 Certificates, until the class principal balance has been reduced to zero; and

    (B) On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event                                          is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth in subclause III above, after giving effect to the distribution of the principal payment amount for such date, in accordance with the priorities set forth therein;

3.    To the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, respectively, in that order, any Deferred Amount for such classes;

5.

To Senior Certificates, prorata based on entitlement, then to Subordinate Certificates sequentially, any

       Basis Risk Shortfall for such class;

5.    To the Basis Risk Reserve Fund, any amounts required pursuant to the pooling and servicing agreement to be deposited therein;

6.    To the Class X Certificates, the amount distributable thereon pursuant to the pooling and servicing agreement; and

7.   To the Class R Certificates, any remaining amounts.  It is not anticipated that any amounts will be     \

       distributed.

On any distribution date, distributions made pursuant to paragraph 4 will be made after giving effect to withdrawals from the Interest Rate Cap Accounts to pay such Basis Risk Shortfalls.  Amounts paid under the Interest Rate Cap Agreements not used on the related Distribution Date to cover Basis Risk Shortfalls to the Adjustable Rate Certificates, as applicable, will be released to the Class X Certificateholders.

WEIGHTED AVERAGE LIFE TABLES

To Call

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class A-1-A
WAL (yrs)	3.54	1.80	1.24	0.95	0.77	0.66	0.57
Principal Window (mths)	1 - 108	1 - 47	1 - 31	1 - 23	1 - 19	1 - 15	1 - 13
Class A-1-B
WAL (yrs)	3.54	1.80	1.24	0.95	0.77	0.66	0.57
Principal Window (mths)	1 - 108	1 - 47	1 - 31	1 - 23	1 - 19	1 - 15	1 - 13
Class A-2
WAL (yrs)	11.88	5.06	3.21	2.35	1.86	1.53	1.30
Principal Window (mths)	108 - 176	47 - 79	31 - 49	23 - 34	19 - 27	15 - 22	13 - 19
Class A-3
WAL (yrs)	17.58	9.88	5.10	3.50	2.57	2.10	1.76
Principal Window (mths)	176 - 249	79 - 153	49 - 79	34 - 52	27 - 36	22 - 29	19 - 24
Class A-4
WAL (yrs)	22.45	14.29	9.31	5.00	3.55	2.60	2.18
Principal Window (mths)	249 - 279	153 - 181	79 - 128	52 - 71	36 - 49	29 - 34	24 - 28
Class A-5
WAL (yrs)	23.24	15.07	10.65	7.54	4.99	3.37	2.54
Principal Window (mths)	279 - 279	181 - 181	128 - 128	71 - 96	49 - 75	34 - 50	28 - 33
Class A-6
WAL (yrs)	9.41	7.82	6.99	6.37	5.53	4.69	3.81
Principal Window (mths)	37 - 279	37 - 181	37 - 128	38 - 96	39 - 75	41 - 60	33 - 50
Class M-1
WAL (yrs)	16.73	10.24	7.05 1 41 - 128	5.29	4.35	3.85	3.66 1 41 - 50
Principal Window (mths)	114 - 279	61 - 181		37 - 96	38 - 75	39 - 60
Class M-2
WAL (yrs)	16.73	10.24	7.05	5.28	4.32	3.79	3.55
Principal Window (mths)	114 - 279	61 - 181	41 - 128	37 - 96	38 - 75	39 - 60	40 - 50
Class M-3
WAL (yrs)	16.73	10.24	7.05	5.28	4.32	3.76	3.48
Principal Window (mths)	114 - 279	61 - 181	41 - 128	37 - 96	38 - 75	38 - 60	39 - 50
Class M-4
WAL (yrs)	16.73	10.24	7.05	5.28	4.30	3.75	3.48
Principal Window (mths)	114 - 279	61 - 181	41 - 128	37 - 96	37 - 75	38 - 60	39 - 50
Class M-5
WAL (yrs)	16.70	10.21	7.03	5.26	4.27	3.74	3.42
Principal Window (mths)	114 - 279	61 - 181	41 - 128	37 - 96	37 - 75	38 - 60	38 - 50
Class M-6
WAL (yrs)	16.38	9.93	6.82	5.09	4.14	3.62	3.33
Principal Window (mths)	114 - 271	61 - 174	41 - 123	37 - 91	37 - 71	37 - 58	38 - 48
Class M-7
WAL (yrs)	15.67	9.40	6.40	4.78	3.90	3.40	3.15
Principal Window (mths)	114 - 248	61 - 155	41 - 108	37 - 80	37 - 63	37 - 51	37 - 42

WEIGHTED AVERAGE LIFE TABLES

TO MATURITY

	25 PPC	50 PPC	75 PPC	100 PPC	125 PPC	150 PPC	175 PPC

Class A-1-A
WAL (yrs)	3.54	1.80	1.24	0.95	0.77	0.66	0.57
Principal Window (mths)	1 - 108	1 - 47	1 - 31	1 - 23	1 - 19	1 - 15	1 - 13
Class A-1-B
WAL (yrs)	3.54	1.80	1.24	0.95	0.77	0.66	0.57
Principal Window (mths)	1 - 108	1 - 47	1 - 31	1 - 23	1 - 19	1 - 15	1 - 13
Class A-2
WAL (yrs)	11.88	5.06	3.21	2.35	1.86	1.53	1.30
Principal Window (mths)	108 - 176	47 - 79	31 - 49	23 - 34	19 - 27	15 - 22	13 - 19
Class A-3
WAL (yrs)	17.58	9.88	5.10	3.50	2.57	2.10	1.76
Principal Window (mths)	176 - 249	79 - 153	49 - 79	34 - 52	27 - 36	22 - 29	19 - 24
Class A-4
WAL (yrs)	22.76	14.60	9.46	5.00	3.55	2.60	2.18
Principal Window (mths)	249 - 299	153 - 203	79 - 142	52 - 71	36 - 49	29 - 34	24 - 28
Class A-5
WAL (yrs)	27.39	21.06	15.28	10.64	5.66	3.37	2.54
Principal Window (mths)	299 - 358	203 - 332	142 - 267	71 - 207	49 - 164	34 - 50	28 - 33
Class A-6
WAL (yrs)	9.42	7.85	7.06	6.69	6.53	5.75	4.67
Principal Window (mths)	37 - 358	37 - 330	37 - 265	38 - 205	39 - 162	41 - 134	33 - 111
Class M-1
WAL (yrs)	17.27	10.92	7.54	5.68	4.66	4.11	3.87
Principal Window (mths)	114 - 332	61 - 254	41 - 182	37 - 139	38 - 109	39 - 88	41 - 73
Class M-2
WAL (yrs)	17.17	10.76	7.42	5.57	4.55	3.99	3.71
Principal Window (mths)	114 - 320	61 - 232	41 - 165	37 - 125	38 - 98	39 - 79	40 - 66
Class M-3
WAL (yrs)	17.05	10.59	7.30	5.48	4.47	3.89	3.59
Principal Window (mths)	114 - 306	1 61 - 212	41 - 150	37 - 114	38 - 89	1 38 - 72	39 - 59
Class M-4
WAL (yrs)	16.91	10.44	7.19	5.39	4.39	3.83	3.54
Principal Window (mths)	114 - 297	61 - 200	41 - 142	37 - 107	37 - 83	38 - 67	39 - 56
Class M-5
WAL (yrs)	16.72	10.23	7.05	5.27	4.28	3.75	3.42
Principal Window (mths)	114 - 285	61 - 188	41 - 133	37 - 99	37 - 78	38 - 63	38 - 52
Class M-6
WAL (yrs)	16.38	9.93	6.82	5.09	4.14	3.62	3.33
Principal Window (mths)	114 - 271	61 - 174	41 - 123	37 - 91	37 - 71	37 - 58	38 - 48
Class M-7
WAL (yrs)	15.67	9.40	6.40	4.78	3.90	3.40	3.15
Principal Window (mths)	114 – 248	61 – 115	41 – 108	37 – 80	37 – 63	37 – 51	37 - 42

Forward Libor/EXCESS SPREAD - 100% PPC to Call

Period	Distribution Date	Forward LIBOR	Excess Spread
			Static LIBOR	Forward LIBOR
1	11/25/2006	5.320%	2.006%	2.006%
2	12/25/2006	5.356%	1.556%	1.538%
3	1/25/2007	5.374%	1.472%	1.445%
4	2/25/2007	5.354%	1.479%	1.461%
5	3/25/2007	5.346%	1.753%	1.741%
6	4/25/2007	5.332%	1.492%	1.486%
7	5/25/2007	5.278%	1.588%	1.608%
8	6/25/2007	5.282%	1.506%	1.524%
9	7/25/2007	5.243%	1.601%	1.638%
10	8/25/2007	5.157%	1.519%	1.601%
11	9/25/2007	5.156%	1.526%	1.608%
12	10/25/2007	5.119%	1.621%	1.719%
13	11/25/2007	5.107%	1.534%	1.640%
14	12/25/2007	5.109%	1.623%	1.724%
15	1/25/2008	5.115%	1.534%	1.635%
16	2/25/2008	5.123%	1.533%	1.631%
17	3/25/2008	5.132%	1.710%	1.797%
18	4/25/2008	5.142%	1.532%	1.621%
19	5/25/2008	5.150%	1.620%	1.702%
20	6/25/2008	5.157%	1.531%	1.612%
21	7/25/2008	5.162%	1.619%	1.695%
22	8/25/2008	5.163%	1.531%	1.608%
23	9/25/2008	5.160%	1.530%	1.609%
24	10/25/2008	5.153%	1.616%	1.695%
25	11/25/2008	5.140%	1.526%	1.611%
26	12/25/2008	5.127%	1.606%	1.692%
27	1/25/2009	5.115%	1.520%	1.611%
28	2/25/2009	5.105%	1.516%	1.609%
29	3/25/2009	5.096%	1.738%	1.823%
30	4/25/2009	5.089%	1.510%	1.603%
31	5/25/2009	5.085%	1.576%	1.664%
32	6/25/2009	5.083%	1.503%	1.590%
33	7/25/2009	5.084%	1.563%	1.644%
34	8/25/2009	5.089%	1.495%	1.573%
35	9/25/2009	5.097%	1.493%	1.564%
36	10/25/2009	5.108%	1.545%	1.607%
37	11/25/2009	5.123%	1.488%	1.544%
38	12/25/2009	5.139%	1.524%	1.573%
39	1/25/2010	5.154%	1.469%	1.514%
40	2/25/2010	5.169%	1.465%	1.504%
41	3/25/2010	5.182%	1.594%	1.624%
42	4/25/2010	5.195%	1.458%	1.486%
43	5/25/2010	5.207%	1.493%	1.517%
44	6/25/2010	5.217%	1.450%	1.470%
45	7/25/2010	5.225%	1.480%	1.497%
46	8/25/2010	5.232%	1.441%	1.456%
47	9/25/2010	5.237%	1.437%	1.450%

Period	Distribution Date	Forward LIBOR	Excess Spread
			Static LIBOR	Forward LIBOR
48	10/25/2010	5.240%	1.459%	1.470%
49	11/25/2010	5.241%	1.427%	1.438%
50	12/25/2010	5.242%	1.444%	1.452%
51	1/25/2011	5.243%	1.418%	1.425%
52	2/25/2011	5.245%	1.413%	1.419%
53	3/25/2011	5.248%	1.449%	1.453%
54	4/25/2011	5.251%	1.409%	1.414%
55	5/25/2011	5.254%	1.422%	1.427%
56	6/25/2011	5.258%	1.409%	1.413%
57	7/25/2011	5.263%	1.422%	1.425%
58	8/25/2011	5.269%	1.408%	1.412%
59	9/25/2011	5.275%	1.408%	1.411%
60	10/25/2011	5.283%	1.421%	1.423%
61	11/25/2011	5.291%	1.407%	1.409%
62	12/25/2011	5.299%	1.420%	1.421%
63	1/25/2012	5.306%	1.406%	1.407%
64	2/25/2012	5.314%	1.405%	1.405%
65	3/25/2012	5.321%	1.430%	1.430%
66	4/25/2012	5.327%	1.403%	1.402%
67	5/25/2012	5.334%	1.416%	1.415%
68	6/25/2012	5.339%	1.406%	1.405%
69	7/25/2012	5.345%	1.422%	1.421%
70	8/25/2012	5.350%	1.413%	1.411%
71	9/25/2012	5.354%	1.416%	1.414%
72	10/25/2012	5.358%	1.432%	1.429%
73	11/25/2012	5.361%	1.425%	1.423%
74	12/25/2012	5.364%	1.442%	1.440%
75	1/25/2013	5.367%	1.436%	1.433%
76	2/25/2013	5.370%	1.441%	1.438%
77	3/25/2013	5.372%	1.481%	1.478%
78	4/25/2013	5.375%	1.452%	1.448%
79	5/25/2013	5.377%	1.469%	1.465%
80	6/25/2013	5.379%	1.463%	1.460%
81	7/25/2013	5.380%	1.480%	1.477%
82	8/25/2013	5.381%	1.475%	1.472%
83	9/25/2013	5.382%	1.481%	1.478%
84	10/25/2013	5.383%	1.498%	1.495%
85	11/25/2013	5.384%	1.494%	1.490%
86	12/25/2013	5.385%	1.508%	1.505%
87	1/25/2014	5.386%	1.501%	1.497%
88	2/25/2014	5.387%	1.505%	1.501%
89	3/25/2014	5.389%	1.541%	1.538%
90	4/25/2014	5.391%	1.512%	1.508%
91	5/25/2014	5.393%	1.527%	1.523%
92	6/25/2014	5.396%	1.521%	1.516%
93	7/25/2014	5.399%	1.535%	1.531%
94	8/25/2014	5.402%	1.529%	1.524%
95	9/25/2014	5.406%	1.533%	1.529%
96	10/25/2014	5.410%	1.548%	1.543%

AVAILABLE FUNDS CAP –  CLASS A-1-B CERTIFICATES, 90% PPC, ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	N/A	N/A	N/A
2	25-Dec-06	30	20	12.83	7.31	20.07
3	25-Jan-07	31	20	13.14	7.08	20.07
4	25-Feb-07	31	20	13.23	7.08	20.07
5	25-Mar-07	28	20	12.56	7.84	20.07
6	25-Apr-07	31	20	13.46	7.08	20.07
7	25-May-07	30	20	13.35	7.31	20.07
8	25-Jun-07	31	20	13.76	7.08	20.07
9	25-Jul-07	30	20	13.70	7.31	20.07
10	25-Aug-07	31	20	14.16	7.08	20.07
11	25-Sep-07	31	20	14.41	7.08	20.07
12	25-Oct-07	30	20	14.41	7.31	20.07
13	25-Nov-07	31	20	14.99	7.08	20.07
14	25-Dec-07	30	20	15.07	7.32	20.07
15	25-Jan-08	31	20	15.76	7.08	20.07
16	25-Feb-08	31	20	16.25	7.08	20.07
17	25-Mar-08	29	20	16.21	7.57	20.07
18	25-Apr-08	31	20	17.57	7.08	20.07
19	25-May-08	30	20	18.16	7.32	20.07
20	25-Jun-08	31	20	19.69	7.08	20.07
21	25-Jul-08	30	20	20.95	7.32	20.07
22	25-Aug-08	31	20	23.72	7.08	20.07
23	25-Sep-08	31	20	27.51	7.08	20.07
24	25-Oct-08	30	20	33.87	7.32	20.07
25	25-Nov-08	31	20	51.73	7.08	20.07
26	25-Dec-08	30	20	161.84	7.32	20.07

AVAILABLE FUNDS CAP –  CLASS A-2 CERTIFICATES, 90% PPC, ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	N/A	N/A	N/A
2	25-Dec-06	30	20	12.85	7.31	11.00
3	25-Jan-07	31	20	13.08	7.08	11.00
4	25-Feb-07	31	20	13.08	7.08	11.00
5	25-Mar-07	28	20	12.33	7.84	11.00
6	25-Apr-07	31	20	13.08	7.08	11.00
7	25-May-07	30	20	12.85	7.31	11.00
8	25-Jun-07	31	20	13.08	7.08	11.00
9	25-Jul-07	30	20	12.85	7.31	11.00
10	25-Aug-07	31	20	13.08	7.08	11.00
11	25-Sep-07	31	20	13.08	7.08	11.00
12	25-Oct-07	30	20	12.85	7.31	11.00
13	25-Nov-07	31	20	13.08	7.08	11.00
14	25-Dec-07	30	20	12.85	7.32	11.00
15	25-Jan-08	31	20	13.08	7.08	11.00
16	25-Feb-08	31	20	13.08	7.08	11.00
17	25-Mar-08	29	20	12.59	7.57	11.00
18	25-Apr-08	31	20	13.08	7.08	11.00
19	25-May-08	30	20	12.84	7.32	11.00
20	25-Jun-08	31	20	13.08	7.08	11.00
21	25-Jul-08	30	20	12.84	7.32	11.00
22	25-Aug-08	31	20	13.08	7.08	11.00
23	25-Sep-08	31	20	13.08	7.08	11.00
24	25-Oct-08	30	20	12.84	7.32	11.00
25	25-Nov-08	31	20	13.08	7.08	11.00
26	25-Dec-08	30	20	12.84	7.32	11.00
27	25-Jan-09	31	20	13.08	7.08	11.00
28	25-Feb-09	31	20	13.08	7.08	11.00
29	25-Mar-09	28	20	12.32	7.84	11.00
30	25-Apr-09	31	20	13.08	7.08	11.00
31	25-May-09	30	20	12.84	7.32	11.00
32	25-Jun-09	31	20	13.08	7.08	11.00
33	25-Jul-09	30	20	12.84	7.32	11.00
34	25-Aug-09	31	20	13.08	7.08	11.00
35	25-Sep-09	31	20	13.08	7.08	11.00
36	25-Oct-09	30	20	12.84	7.32	11.00
37	25-Nov-09	31	20	13.08	7.08	11.00
38	25-Dec-09	30	20	12.84	7.32	11.00
39	25-Jan-10	31	20	13.08	7.08	11.00

AVAILABLE FUNDS CAP –  CLASS A-3 CERTIFICATES, 90% PPC, ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	N/A	N/A	N/A
2	25-Dec-06	30	20	3.69	7.31	11.00
3	25-Jan-07	31	20	3.92	7.08	11.00
4	25-Feb-07	31	20	3.92	7.08	11.00
5	25-Mar-07	28	20	3.17	7.84	11.00
6	25-Apr-07	31	20	3.92	7.08	11.00
7	25-May-07	30	20	3.69	7.31	11.00
8	25-Jun-07	31	20	3.92	7.08	11.00
9	25-Jul-07	30	20	3.69	7.31	11.00
10	25-Aug-07	31	20	3.92	7.08	11.00
11	25-Sep-07	31	20	3.92	7.08	11.00
12	25-Oct-07	30	20	3.69	7.31	11.00
13	25-Nov-07	31	20	3.92	7.08	11.00
14	25-Dec-07	30	20	3.69	7.32	11.00
15	25-Jan-08	31	20	3.92	7.08	11.00
16	25-Feb-08	31	20	3.92	7.08	11.00
17	25-Mar-08	29	20	3.43	7.57	11.00
18	25-Apr-08	31	20	3.92	7.08	11.00
19	25-May-08	30	20	3.68	7.32	11.00
20	25-Jun-08	31	20	3.92	7.08	11.00
21	25-Jul-08	30	20	3.68	7.32	11.00
22	25-Aug-08	31	20	3.92	7.08	11.00
23	25-Sep-08	31	20	3.92	7.08	11.00
24	25-Oct-08	30	20	3.68	7.32	11.00
25	25-Nov-08	31	20	3.92	7.08	11.00
26	25-Dec-08	30	20	3.68	7.32	11.00
27	25-Jan-09	31	20	3.92	7.08	11.00
28	25-Feb-09	31	20	3.92	7.08	11.00
29	25-Mar-09	28	20	3.16	7.84	11.00
30	25-Apr-09	31	20	3.92	7.08	11.00
31	25-May-09	30	20	3.68	7.32	11.00
32	25-Jun-09	31	20	3.92	7.08	11.00
33	25-Jul-09	30	20	3.68	7.32	11.00
34	25-Aug-09	31	20	3.92	7.08	11.00
35	25-Sep-09	31	20	3.92	7.08	11.00
36	25-Oct-09	30	20	3.68	7.32	11.00
37	25-Nov-09	31	20	3.92	7.08	11.00
38	25-Dec-09	30	20	3.68	7.32	11.00
39	25-Jan-10	31	20	3.92	7.08	11.00
40	25-Feb-10	31	20	3.92	7.08	11.00
41	25-Mar-10	28	20	3.16	7.84	11.00
42	25-Apr-10	31	20	3.92	7.08	11.00
43	25-May-10	30	20	3.68	7.32	11.00
44	25-Jun-10	31	20	3.92	7.08	11.00
45	25-Jul-10	30	20	3.68	7.32	11.00
46	25-Aug-10	31	20	3.92	7.08	11.00
47	25-Sep-10	31	20	3.92	7.08	11.00
48	25-Oct-10	30	20	3.68	7.32	11.00
49	25-Nov-10	31	20	3.92	7.08	11.00
50	25-Dec-10	30	20	3.68	7.32	11.00
51	25-Jan-11	31	20	3.92	7.08	11.00
52	25-Feb-11	31	20	3.92	7.08	11.00
53	25-Mar-11	28	20	3.16	7.84	11.00
54	25-Apr-11	31	20	3.92	7.09	11.00
55	25-May-11	30	20	3.68	7.32	11.00
56	25-Jun-11	31	20	3.92	7.09	11.00
57	25-Jul-11	30	20	3.68	7.32	11.00
58	25-Aug-11	31	20	3.91	7.09	11.00
59	25-Sep-11	31	20	3.91	7.09	11.00
60	25-Oct-11	30	20	3.68	7.32	11.00

AVAILABLE FUNDS CAP –  CLASS M-1 CERTIFICATES, 90% PPC ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	N/A	N/A	N/A
2	25-Dec-06	30	20	3.69	7.31	11.00
3	25-Jan-07	31	20	3.92	7.08	11.00
4	25-Feb-07	31	20	3.92	7.08	11.00
5	25-Mar-07	28	20	3.17	7.84	11.00
6	25-Apr-07	31	20	3.92	7.08	11.00
7	25-May-07	30	20	3.69	7.31	11.00
8	25-Jun-07	31	20	3.92	7.08	11.00
9	25-Jul-07	30	20	3.69	7.31	11.00
10	25-Aug-07	31	20	3.92	7.08	11.00
11	25-Sep-07	31	20	3.92	7.08	11.00
12	25-Oct-07	30	20	3.69	7.31	11.00
13	25-Nov-07	31	20	3.92	7.08	11.00
14	25-Dec-07	30	20	3.69	7.32	11.00
15	25-Jan-08	31	20	3.92	7.08	11.00
16	25-Feb-08	31	20	3.92	7.08	11.00
17	25-Mar-08	29	20	3.43	7.57	11.00
18	25-Apr-08	31	20	3.92	7.08	11.00
19	25-May-08	30	20	3.68	7.32	11.00
20	25-Jun-08	31	20	3.92	7.08	11.00
21	25-Jul-08	30	20	3.68	7.32	11.00
22	25-Aug-08	31	20	3.92	7.08	11.00
23	25-Sep-08	31	20	3.92	7.08	11.00
24	25-Oct-08	30	20	3.68	7.32	11.00
25	25-Nov-08	31	20	3.92	7.08	11.00
26	25-Dec-08	30	20	3.68	7.32	11.00
27	25-Jan-09
28	25-Feb-09	31	20	0.00	7.08	11.00
29	25-Mar-09	28	20	0.00	7.84	11.00
30	25-Apr-09	31	20	0:08	7.08	11.00
31	25-May-09	30	20	0.00	7.09	11.00
32	25-Jun-09	31	20	0.00	7.08	11.00
33	25-Jul-09	30	20	0.00	7.32	11.00
34	25-Aug-09	31	20	0.00	7.08	11.00
35	25-Sep-09	31	20	0.00	7.08	11.00
36	25-Oct-09	30	20	0.00	7.32	11.00
37	25-Nov-09	31	20	0.00	7.08	11.00
38	25-Dec-09	30	20	0.00	7.32	11.00
39	25-Jan-10	31	20	0.00	7.08	11.00
40	25-Feb-10	31	20	0.00	7.08	11.00
41	25-Mar-10	28	20	0.00	7.84	11.00
42	25-Apr-10	31	20	0.00	7.08	11.00
43	25-May-10	30	20	0.00	7.32	11.00
44	25-Jun-10	31	20	0.00	7.08	11.00
45	25-Jul-10	30	20	0.00	7.32	11.00
46	25-Aug-10	31	20	0.00	7.08	11.00
47	25-Sep-10	31	20	0.00	7.08	11.00
48	25-Oct-10	30	20	0.00	7.32	11.00
49	25-Nov-10	31	20	0.00	7.08	11.00
50	25-Dec-10	30	20	0.00	7.32	11.00
51	25-Jan-11	31	20	0.00	7.08	11.00
52	25-Feb-11	31	20	0.00	7.08	11.00
53	25-Mar-11	28	20	0.00	7.84	11.00

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
54	25-Apr-11	31	20	0.00	7.09	11.00
55	25-May-11	30	20	0.00	7.32	11.00
56	25-Jun-11	31	20	0.00	7.09	11.00
57	25-Jul-11	30	20	0.00	7.32	11.00
58	25-Aug-11	31	20	0.00	7.09	11.00
59	25-Sep-11	31	20	0.00	7.09	11.00
60	25-Oct-11	30	20	0.00	7.32	11.00
61	25-Nov-11	31	20	0.00	7.09	11.00
62	25-Dec-11	30	20	0.00	7.32	11.00
63	25-Jan-12	31	20	0.00	7.09	11.00
64	25-Feb-12	31	20	0.00	7.09	11.00
65	25-Mar-12	29	20	0.00	7.58	11.00
66	25-Apr-12	31	20	0.00	7.09	11.00
67	25-May-12	30	20	0.00	7.32	11.00
68	25-Jun-12	31	20	0.00	7.09	11.00
69	25-Jul-12	30	20	0.00	7.32	11.00
70	25-Aug-12	31	20	0.00	7.09	11.00
71	25-Sep-12	31	20	0.00	7.09	11.00
72	25-Oct-12	30	20	0.00	7.33	11.00
73	25-Nov-12	31	20	0.00	7.09	11.00
74	25-Dec-12	30	20	0.00	7.33	11.00
75	25-Jan-13	31	20	0.00	7.09	11.00
76	25-Feb-13	31	20	0.00	7.09	11.00
77	25-Mar-13	28	20	0.00	7.85	11.00
78	25-Apr-13	31	20	0.00	7.09	11.00
79	25-May-13	30	20	0.00	7.33	11.00
80	25-Jun-13	31	20	0.00	7.09	11.00
81	25-Jul-13	30	20	0.00	7.33	11.00
82	25-Aug-13	31	20	0.00	7.09	11.00
83	25-Sep-13	31	20	0.00	7.09	11.00
84	25-Oct-13	30	20	0.00	7.33	11.00
85	25-Nov-13	31	20	0.00	7.09	11.00
86	25-Dec-13	30	20	0.00	7.33	11.00
87	25-Jan-14	31	20	0.00	7.09	11.00
88	25-Feb-14	31	20	0.00	7.09	11.00
89	25-Mar-14	28	20	0.00	7.85	11.00
90	25-Apr-14	31	20	0.00	7.09	11.00
91	25-May-14	30	20	0.00	7.33	11.00
92	25-Jun-14	31	20	0.00	7.09	11.00
93	25-Jul-14	30	20	0.00	7.33	11.00
				0.00	7.09	11.00
98	25-Sep-14	31	20	0.00	7.09	11.00
96	2&%*14	30	20	0.00	7.33	11.00
97	25-Nov-14	31	20	0.00	7.09	11.00
98	25-Dec-14	30	20	0.00	7.33	11.00
99	25-Jan-15	31	20	0.00	7.10	11.00
100	25-Feb-15	31	20	0.00	7.10	11.00
101	25-Mar-15	28	20	0.00	7.86	11.00
102	25-Apr-15	31	20	0.00	7.10	11.00
103	25-May-15	30	20	0.00	7.33	11.00
104	25-Jun-15	31	20	0.00	7.10	11.00
105	25-Jul-15	30	20	0.00	7.33	11.00
106	25-Aug-15	31	20	0.00	7.10	11.00

AVAILABLE FUNDS CAP –  CLASS M-5 CERTIFICATES, 90% PPC ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	N/	N/	N/A
2	25-Dec-06	30	20	3.69	7.31	11.00
3	25-Jan-07	31	20	3.92	7.08	11.00
4	25-Feb-07	31	20	3.92	7.08	11.00
5	25-Mar-07	28	20	3.17	7.84	11.00
6	25-Apr-07	31	20	3.92	7.08	11.00
7	25-May-07	30	20	3.69	7.31	11.00
8	25-Jun-07	31	20	3.92	7.08	11.00
9	25-Jul-07	30	20	3.69	7.31	11.00
10	25-Aug-07	31	20	3.92	7.08	11.00
11	25-Sep-07	31	20	3.92	7.08	11.00
12	25-Oct-07	30	20	3.69	7.31	11.00
13	25-Nov-07	31	20	3.92	7.08	11.00
14	25-Dec-07	30	20	3.69	7.32	11.00
15	25-Jan-08	31	20	3.92	7.08	11.00
16	25-Feb-08	31	20	3.92	7.08	11.00
17	25-Mar-08	29	20	3.43	7.57	11.00
18	25-Apr-08	31	20	3.92	7.08	11.00
19	25-May-08	30	20	3.68	7.32	11.00
20	25-Jun-08	31	20	3.92	7.08	11.00
21	25-Jul-08	30	20	3.68	7.32	11.00
22	25-Aug-08	31	20	3.92	7.08	11.00
23	25-Sep-08	31	20	3.92	7.08	11.00
24	25-Oct-08	30	20	3.68	7.32	11.00
25	25-Nov-08	31	20	3.92	7.08	11.00
26	25-Dec-08	30	20	3.68	7.32	11.00
27	25-Jan-09
28	25-Feb-09	31	20	0.00	7.08	11.00
29	25-Mar-09	28	20	0.00	7.84	11.00
30	25-Apr-09	31	20	0:08	7.08	11.00
31	25-May-09	30	20	0.00	7.02	11.00
32	25-Jun-09	31	20	0.00	7.08	11.00
33	25-Jul-09	30	20	0.00	7.32	11.00
34	25-Aug-09	31	20	0.00	7.08	11.00
35	25-Sep-09	31	20	0.00	7.08	11.00
36	25-Oct-09	30	20	0.00	7.32	11.00
37	25-Nov-09	31	20	0.00	7.08	11.00
38	25-Dec-09	30	20	0.00	7.32	11.00
39	25-Jan-10	31	20	0.00	7.08	11.00
40	25-Feb-10	31	20	0.00	7.08	11.00
41	25-Mar-10	28	20	0.00	7.84	11.00
42	25-Apr-10	31	20	0.00	7.08	11.00
43	25-May-10	30	20	0.00	7.32	11.00
44	25-Jun-10	31	20	0.00	7.08	11.00
45	25-Jul-10	30	20	0.00	7.32	11.00
46	25-Aug-10	31	20	0.00	7.08	11.00
47	25-Sep-10	31	20	0.00	7.08	11.00
48	25-Oct-10	30	20	0.00	7.32	11.00
49	25-Nov-10	31	20	0.00	7.08	11.00
50	25-Dec-10	30	20	0.00	7.32	11.00
51	25-Jan-11	31	20	0.00	7.08	11.00
52	25-Feb-11	31	20	0.00	7.08	11.00
53	25-Mar-11	28	20	0.00	7.84	11.00

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
54	25-Apr-11	31	20	0.00	7.09	11.00
55	25-May-11	30	20	0.00	7.32	11.00
56	25-Jun-11	31	20	0.00	7.09	11.00
57	25-Jul-11	30	20	0.00	7.32	11.00
58	25-Aug-11	31	20	0.00	7.09	11.00
59	25-Sep-11	31	20	0.00	7.09	11.00
60	25-Oct-11	30	20	0.00	7.32	11.00
61	25-Nov-11	31	20	0.00	7.09	11.00
62	25-Dec-11	30	20	0.00	7.32	11.00
63	25-Jan-12	31	20	0.00	7.09	11.00
64	25-Feb-12	31	20	0.00	7.09	11.00
65	25-Mar-12	29	20	0.00	7.58	11.00
66	25-Apr-12	31	20	0.00	7.09	11.00
67	25-May-12	30	20	0.00	7.32	11.00
68	25-Jun-12	31	20	0.00	7.09	11.00
69	25-Jul-12	30	20	0.00	7.32	11.00
70	25-Aug-12	31	20	0.00	7.09	11.00
71	25-Sep-12	31	20	0.00	7.09	11.00
72	25-Oct-12	30	20	0.00	7.33	11.00
73	25-Nov-12	31	20	0.00	7.09	11.00
74	25-Dec-12	30	20	0.00	7.33	11.00
75	25-Jan-13	31	20	0.00	7.09	11.00
76	25-Feb-13	31	20	0.00	7.09	11.00
77	25-Mar-13	28	20	0.00	7.85	11.00
78	25-Apr-13	31	20	0.00	7.09	11.00
79	25-May-13	30	20	0.00	7.33	11.00
80	25-Jun-13	31	20	0.00	7.09	11.00
81	25-Jul-13	30	20	0.00	7.33	11.00
82	25-Aug-13	31	20	0.00	7.09	11.00
83	25-Sep-13	31	20	0.00	7.09	11.00
84	25-Oct-13	30	20	0.00	7.33	11.00
85	25-Nov-13	31	20	0.00	7.09	11.00
86	25-Dec-13	30	20	0.00	7.33	11.00
87	25-Jan-14	31	20	0.00	7.09	11.00
88	25-Feb-14	31	20	0.00	7.09	11.00
89	25-Mar-14	28	20	0.00	7.85	11.00
90	25-Apr-14	31	20	0.00	7.09	11.00
91	25-May-14	30	20	0.00	7.33	11.00
92	25-Jun-14	31	20	0.00	7.09	11.00
93	25-Jul-14	30	20	0.00	7.33	11.00
				0.00	7.09	11.00
96	25-Sep-14	31	20	0.00	7.09	11.00
96	2&%*14	30	20	0.00	7.33	11.00
97	25-Nov-14	31	20	0.00	7.09	11.00
98	25-Dec-14	30	20	0.00	7.33	11.00
99	25-Jan-15	31	20	0.00	7.10	11.00
100	25-Feb-15	31	20	0.00	7.10	11.00
101	25-Mar-15	28	20	0.00	7.86	11.00
102	25-Apr-15	31	20	0.00	7.10	11.00
103	25-May-15	30	20	0.00	7.33	11.00
104	25-Jun-15	31	20	0.00	7.10	11.00
105	25-Jul-15	30	20	0.00	7.33	11.00
106	25-Aug-15	31	20	000	710	1100

AVAILABLE FUNDS CAP –  CLASS M-7 CERTIFICATES, 90% PPC ACT/360

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
1	25-Nov-06	25	5.32	0.00	8.77	6.57
2	25-Dec-06	30	20	3.69	7.31	11.00
3	25-Jan-07	31	20	3.92	7.08	11.00
4	25-Feb-07	31	20	3.92	7.08	11.00
5	25-Mar-07	28	20	3.17	7.84	11.00
6	25-Apr-07	31	20	3.92	7.08	11.00
7	25-May-07	30	20	3.69	7.31	11.00
8	25-Jun-07	31	20	3.92	7.08	11.00
9	25-Jul-07	30	20	3.69	7.31	11.00
10	25-Aug-07	31	20	3.92	7.08	11.00
11	25-Sep-07	31	20	3.92	7.08	11.00
12	25-Oct-07	30	20	3.69	7.31	11.00
13	25-Nov-07	31	20	3.92	7.08	11.00
14	25-Dec-07	30	20	3.69	7.32	11.00
15	25-Jan-08	31	20	3.92	7.08	11.00
16	25-Feb-08	31	20	3.92	7.08	11.00
17	25-Mar-08	29	20	3.43	7.57	11.00
18	25-Apr-08	31	20	3.92	7.08	11.00
19	25-May-08	30	20	3.68	7.32	11.00
20	25-Jun-08	31	20	3.92	7.08	11.00
21	25-Jul-08	30	20	3.68	7.32	11.00
22	25-Aug-08	31	20	3.92	7.08	11.00
23	25-Sep-08	31	20	3.92	7.08	11.00
24	25-Oct-08	30	20	3.68	7.32	11.00
25	25-Nov-08	31	20	3.92	7.08	11.00
26	25-Dec-08	30	20	3.68	7.32	11.00
27	25-Jan-09	31	20	3.92	7.08	11.00
28	25-Feb-09	31	20	0.00	7.08	11.00
29	25-Mar-09	28	20	0.00	7.84	11.00
30	25-Apr-09	31	20	0.00	7.08	11.00
31	25-May-09	30	20	0.00	7.32	11.00
32	25-Jun-09	31	20	0.00	7.08	11.00
33	25-Jul-09	30	20	0.00	7.32	11.00
34	25-Aug-09	31	20	0.00	7.08	11.00
35	25-Sep-09	31	20	0.00	7.08	11.00
36	25-Oct-09	30	20	0.00	7.32	11.00
37	25-Nov-09	31	20	0.00	7.08	11.00
38	25-Dec-09	30	20	0.00	7.32	11.00
39	25-Jan-10	31	20	0.00	7.08	11.00
40	25-Feb-10	31	20	0.00	7.08	11.00
41	25-Mar-10	28	20	0.00	7.84	11.00
42	25-Apr-10	31	20	0.00	7.08	11.00
43	25-May-10	30	20	0.00	7.32	11.00
44	25-Jun-10	31	20	0.00	7.08	11.00
45	25-Jul-10	30	20	0.00	7.32	11.00

Period	Date	Actual Days	LIBOR (%)	Cap Payment Rate (%)	Net Funds Cap Without Cap Payment (%)	Effective Net Funds Cap Including Cap Payment (%)
46	25-Aug-10	31	20	0.00	7.08	11.00
47	25-Sep-10	31	20	0.00	7.08	11.00
48	25-Oct-10	30	20	0.00	7.32	11.00
49	25-Nov-10	31	20	0.00	7.08	11.00
50	25-Dec-10	30	20	0.00	7.32	11.00
51	25-Jan-11	31	20	0.00	7.08	11.00
52	25-Feb-11	31	20	0.00	7.08	11.00
53	25-Mar-11	28	20	0.00	7.84	11.00
54	25-Apr-11	31	20	0.00	7.09	11.00
55	25-May-11	30	20	0.00	7.32	11.00
56	25-Jun-11	31	20	0.00	7.09	11.00
57	25-Jul-11	30	20	0.00	7.32	11.00
58	25-Aug-11	31	20	0.00	7.09	11.00
59	25-Sep-11	31	20	0.00	7.09	11.00
60	25-Oct-11	30	20	0.00	7.32	11.00
61	25-Nov-11	31	20	0.00	7.09	11.00
62	25-Dec-11	30	20	0.00	7.32	11.00
63	25-Jan-12	31	20	0.00	7.09	11.00
64	25-Feb-12	31	20	0.00	7.09	11.00
65	25-Mar-12	29	20	0.00	7.58	11.00
66	25-Apr-12	31	20	0.00	7.09	11.00
67	25-May-12	30	20	0.00	7.32	11.00
68	25-Jun-12	31	20	0.00	7.09	11.00
69	25-Jul-12	30	20	0.00	7.32	11.00
70	25-Aug-12	31	20	0.00	7.09	11.00
71	25-Sep-12	31	20	0.00	7.09	11.00
72	25-Oct-12	30	20	0.00	7.33	11.00
73	25-Nov-12	31	20	0.00	7.09	11.00
74	25-Dec-12	30	20	0.00	7.33	11.00
75	25-Jan-13	31	20	0.00	7.09	11.00
76	25-Feb-13	31	20	0.00	7.09	11.00
77	25-Mar-13	28	20	0.00	7.85	11.00
78	25-Apr-13	31	20	0.00	7.09	11.00
79	25-May-13	30	20	0.00	7.33	11.00
80	25-Jun-13	31	20	0.00	7.09	11.00
81	25-Jul-13	30	20	0.00	7.33	11.00
82	25-Aug-13	31	20	0.00	7.09	11.00
83	25-Sep-13	31	20	0.00	7.09	11.00
84	25-Oct-13	30	20	0.00	7.33	11.00
85	25-Nov-13	31	20	0.00	7.09	11.00
86	25-Dec-13	30	20	0.00	7.33	11.00
87	25-Jan-14	31	20	0.00	7.09	11.00
88	25-Feb-14	31	20	0.00	7.09	11.00
89	25-Mar-14	28	20	0.00	7.85	11.00
90	25-Apr-14	31	20	0.00	7 09	11.00

CLASS A-1-B INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	163,308,464.81	7.242%	N/A
1/25/2007	158,540,785.46	7.007%	N/A
2/25/2007	153,443,410.06	7.007%	N/A
3/25/2007	148,025,740.41	7.765%	N/A
4/25/2007	142,301,904.59	7.007%	N/A
5/25/2007	136,285,100.38	7.244%	N/A
6/25/2007	129,987,841.98	7.008%	N/A
7/25/2007	123,445,427.48	7.244%	N/A
8/25/2007	116,847,673.69	7.008%	N/A
9/25/2007	110,328,794.88	7.009%	N/A
10/25/2007	103,921,159.90	7.245%	N/A
11/25/2007	97,624,409.96	7.009%	N/A
12/25/2007	91,436,612.88	7.245%	N/A
1/25/2008	85,355,869.88	7.009%	N/A
2/25/2008	79,380,314.94	7.009%	N/A
3/25/2008	73,508,114.30	7.498%	N/A
4/25/2008	67,737,465.87	7.009%	N/A
5/25/2008	62,066,598.69	7.246%	N/A
6/25/2008	56,493,772.39	7.010%	N/A
7/25/2008	51,017,276.68	7.246%	N/A
8/25/2008	45,635,430.79	7.010%	N/A
9/25/2008	40,346,583.02	7.010%	N/A
10/25/2008	35,149,110.17	7.246%	N/A
11/25/2008	30,041,417.11	7.010%	N/A
12/25/2008	25,021,936.27	7.247%	N/A
1/25/2009	20,121,968.24	7.011%	N/A
2/25/2009	15,444,219.48	7.011%	N/A
3/25/2009	10,848,433.01	7.770%	N/A
4/25/2009	6,333,183.61	7.011%	N/A
5/25/2009	1,897,070.71	7.247%	N/A

CLASS A-2 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	113,123,000.00	7.152%	N/A
1/25/2007	113,123,000.00	6.917%	N/A
2/25/2007	113,123,000.00	6.917%	N/A
3/25/2007	113,123,000.00	7.675%	N/A
4/25/2007	113,123,000.00	6.917%	N/A
5/25/2007	113,123,000.00	7.154%	N/A
6/25/2007	113,123,000.00	6.918%	N/A
7/25/2007	113,123,000.00	7.154%	N/A
8/25/2007	113,123,000.00	6.918%	N/A
9/25/2007	113,123,000.00	6.919%	N/A
10/25/2007	113,123,000.00	7.155%	N/A
11/25/2007	113,123,000.00	6.919%	N/A
12/25/2007	113,123,000.00	7.155%	N/A
1/25/2008	113,123,000.00	6.919%	N/A
2/25/2008	113,123,000.00	6.919%	N/A
3/25/2008	113,123,000.00	7.408%	N/A
4/25/2008	113,123,000.00	6.919%	N/A
5/25/2008	113,123,000.00	7.156%	N/A
6/25/2008	113,123,000.00	6.920%	N/A
7/25/2008	113,123,000.00	7.156%	N/A
8/25/2008	113,123,000.00	6.920%	N/A
9/25/2008	113,123,000.00	6.920%	N/A
10/25/2008	113,123,000.00	7.156%	N/A
11/25/2008	113,123,000.00	6.920%	N/A
12/25/2008	113,123,000.00	7.157%	N/A
1/25/2009	106,160,078.03	6.921%	N/A
2/25/2009	95,480,767.51	6.921%	N/A
3/25/2009	85,327,886.33	7.680%	N/A
4/25/2009	75,402,515.54	6.921%	N/A
5/25/2009	65,689,816.50	7.157%	N/A
6/25/2009	56,185,258.18	6.921%	N/A
7/25/2009	46,884,405.72	7.158%	N/A
8/25/2009	37,782,918.35	6.922%	N/A
9/25/2009	28,876,547.45	6.922%	N/A
10/25/2009	20,161,134.57	7.158%	N/A
11/25/2009	11,632,609.52	6.922%	N/A
12/25/2009	8,393,501.92	7.158%	N/A
1/25/2010	2,658,667.11	6.923%	N/A

CLASS A-3 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	91,584,000.00	7.312%	11.000%
1/25/2007	91,584,000.00	7.077%	11.000%
2/25/2007	91,584,000.00	7.077%	11.000%
3/25/2007	91,584,000.00	7.835%	11.000%
4/25/2007	91,584,000.00	7.077%	11.000%
5/25/2007	91,584,000.00	7.314%	11.000%
6/25/2007	91,584,000.00	7.078%	11.000%
7/25/2007	91,584,000.00	7.314%	11.000%
8/25/2007	91,584,000.00	7.078%	11.000%
9/25/2007	91,584,000.00	7.079%	11.000%
10/25/2007	91,584,000.00	7.315%	11.000%
11/25/2007	91,584,000.00	7.079%	11.000%
12/25/2007	91,584,000.00	7.315%	11.000%
1/25/2008	91,584,000.00	7.079%	11.000%
2/25/2008	91,584,000.00	7.079%	11.000%
3/25/2008	91,584,000.00	7.568%	11.000%
4/25/2008	91,584,000.00	7.079%	11.000%
5/25/2008	91,584,000.00	7.316%	11.000%
6/25/2008	91,584,000.00	7.080%	11.000%
7/25/2008	91,584,000.00	7.316%	11.000%
8/25/2008	91,584,000.00	7.080%	11.000%
9/25/2008	91,584,000.00	7.080%	11.000%
10/25/2008	91,584,000.00	7.316%	11.000%
11/25/2008	91,584,000.00	7.080%	11.000%
12/25/2008	91,584,000.00	7.317%	11.000%
1/25/2009	91,584,000.00	7.081%	11.000%
2/25/2009	91,584,000.00	7.081%	11.000%
3/25/2009	91,584,000.00	7.840%	11.000%
4/25/2009	91,584,000.00	7.081%	11.000%
5/25/2009	91,584,000.00	7.317%	11.000%
6/25/2009	91,584,000.00	7.081%	11.000%
7/25/2009	91,584,000.00	7.318%	11.000%
8/25/2009	91,584,000.00	7.082%	11.000%
9/25/2009	91,584,000.00	7.082%	11.000%
10/25/2009	91,584,000.00	7.318%	11.000%
11/25/2009	91,584,000.00	7.082%	11.000%
12/25/2009	91,584,000.00	7.318%	11.000%
1/25/2010	91,584,000.00	7.083%	11.000%
2/25/2010	88,644,833.61	7.083%	11.000%
3/25/2010	83,180,947.68	7.842%	11.000%
4/25/2010	77,848,021.64	7.083%	11.000%
5/25/2010	72,643,132.53	7.319%	11.000%
6/25/2010	67,563,420.66	7.083%	11.000%
7/25/2010	62,606,088.31	7.320%	11.000%
8/25/2010	57,768,398.37	7.084%	11.000%
9/25/2010	53,047,673.05	7.084%	11.000%
10/25/2010	48,441,292.65	7.320%	11.000%
11/25/2010	43,946,694.27	7.084%	11.000%
12/25/2010	39,561,370.62	7.320%	11.000%
1/25/2011	35,282,868.83	7.084%	11.000%
2/25/2011	31,108,789.29	7.085%	11.000%
3/25/2011	27,036,784.51	7.844%	11.000%
4/25/2011	23,064,557.98	7.085%	11.000%
5/25/2011	19,189,863.12	7.321%	11.000%
6/25/2011	15,410,502.20	7.085%	11.000%
7/25/2011	11,724,325.25	7.322%	11.000%
8/25/2011	8,116,628.13	7.086%	11.000%
9/25/2011	4,595,809.66	7.086%	11.000%
10/25/2011	1,162,638.45	7.322%	11.000%

CLASS M-1 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	19,093,000.00	7.312%	11.000%
1/25/2007	19,093,000.00	7.077%	11.000%
2/25/2007	19,093,000.00	7.077%	11.000%
3/25/2007	19,093,000.00	7.835%	11.000%
4/25/2007	19,093,000.00	7.077%	11.000%
5/25/2007	19,093,000.00	7.314%	11.000%
6/25/2007	19,093,000.00	7.078%	11.000%
7/25/2007	19,093,000.00	7.314%	11.000%
8/25/2007	19,093,000.00	7.078%	11.000%
9/25/2007	19,093,000.00	7.079%	11.000%
10/25/2007	19,093,000.00	7.315%	11.000%
11/25/2007	19,093,000.00	7.079%	11.000%
12/25/2007	19,093,000.00	7.315%	11.000%
1/25/2008	19,093,000.00	7.079%	11.000%
2/25/2008	19,093,000.00	7.079%	11.000%
3/25/2008	19,093,000.00	7.568%	11.000%
4/25/2008	19,093,000.00	7.079%	11.000%
5/25/2008	19,093,000.00	7.316%	11.000%
6/25/2008	19,093,000.00	7.080%	11.000%
7/25/2008	19,093,000.00	7.316%	11.000%
8/25/2008	19,093,000.00	7.080%	11.000%
9/25/2008	19,093,000.00	7.080%	11.000%
10/25/2008	19,093,000.00	7.316%	11.000%
11/25/2008	19,093,000.00	7.080%	11.000%
12/25/2008	19,093,000.00	7.317%	11.000%
1/25/2009	19,093,000.00	7.081%	11.000%

CLASS M-5 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	4,062,000.00	7.312%	11.000%
1/25/2007	4,062,000.00	7.077%	11.000%
2/25/2007	4,062,000.00	7.077%	11.000%
3/25/2007	4,062,000.00	7.835%	11.000%
4/25/2007	4,062,000.00	7.077%	11.000%
5/25/2007	4,062,000.00	7.314%	11.000%
6/25/2007	4,062,000.00	7.078%	11.000%
7/25/2007	4,062,000.00	7.314%	11.000%
8/25/2007	4,062,000.00	7.078%	11.000%
9/25/2007	4,062,000.00	7.079%	11.000%
10/25/2007	4,062,000.00	7.315%	11.000%
11/25/2007	4,062,000.00	7.079%	11.000%
12/25/2007	4,062,000.00	7.315%	11.000%
1/25/2008	4,062,000.00	7.079%	11.000%
2/25/2008	4,062,000.00	7.079%	11.000%
3/25/2008	4,062,000.00	7.568%	11.000%
4/25/2008	4,062,000.00	7.079%	11.000%
5/25/2008	4,062,000.00	7.316%	11.000%
6/25/2008	4,062,000.00	7.080%	11.000%
7/25/2008	4,062,000.00	7.316%	11.000%
8/25/2008	4,062,000.00	7.080%	11.000%
9/25/2008	4,062,000.00	7.080%	11.000%
10/25/2008	4,062,000.00	7.316%	11.000%
11/25/2008	4,062,000.00	7.080%	11.000%
12/25/2008	4,062,000.00	7.317%	11.000%
1/25/2009	4,062,000.00	7.081%	11.000%

CLASS M-7 INTEREST RATE CAP

Distribution Date	Notional Amount ($)	Strike Rate	Ceiling Rate
11/25/2006	N/A	N/A	N/A
12/25/2006	4,061,000.00	7.312%	11.000%
1/25/2007	4,061,000.00	7.077%	11.000%
2/25/2007	4,061,000.00	7.077%	11.000%
3/25/2007	4,061,000.00	7.835%	11.000%
4/25/2007	4,061,000.00	7.077%	11.000%
5/25/2007	4,061,000.00	7.314%	11.000%
6/25/2007	4,061,000.00	7.078%	11.000%
7/25/2007	4,061,000.00	7.314%	11.000%
8/25/2007	4,061,000.00	7.078%	11.000%
9/25/2007	4,061,000.00	7.079%	11.000%
10/25/2007	4,061,000.00	7.315%	11.000%
11/25/2007	4,061,000.00	7.079%	11.000%
12/25/2007	4,061,000.00	7.315%	11.000%
1/25/2008	4,061,000.00	7.079%	11.000%
2/25/2008	4,061,000.00	7.079%	11.000%
3/25/2008	4,061,000.00	7.568%	11.000%
4/25/2008	4,061,000.00	7.079%	11.000%
5/25/2008	4,061,000.00	7.316%	11.000%
6/25/2008	4,061,000.00	7.080%	11.000%
7/25/2008	4,061,000.00	7.316%	11.000%
8/25/2008	4,061,000.00	7.080%	11.000%
9/25/2008	4,061,000.00	7.080%	11.000%
10/25/2008	4,061,000.00	7.316%	11.000%
11/25/2008	4,061,000.00	7.080%	11.000%
12/25/2008	4,061,000.00	7.317%	11.000%
1/25/2009	4,061,000.00	7.081%	11.000%

CLASS A-1-B INTEREST RATE CAP

The Class A-1-B Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor and over (2) the Strike Rate (as shown above) for such period.

CLASS A-1-B INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-1-B Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-2 INTEREST RATE CAP

The Class A-2 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the current level of One-Month Libor over (2) the Strike Rate (as shown above) for such period.

CLASS A-2 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-2 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS A-3 INTEREST RATE CAP

The Class A-3 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS A-3 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class A-3 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-1 INTEREST RATE CAP

The Class M-1 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS M-1 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-1 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-5 INTEREST RATE CAP

The Class M-5 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS M-5 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-5 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.

CLASS M-7 INTEREST RATE CAP

The Class M-7 Interest Rate Cap shall provide payments (actual/360 accrual basis) on the Notional Balance (as shown above) for the related period at a per annum rate equal to the positive difference, if any, between (1) the lesser of (a) the current level of One-Month Libor and (b) the Ceiling Rate (as shown above) for such period over (2) the Strike Rate (as shown above) for such period.

CLASS M-7 INTEREST RATE CAP ACCOUNT

Amounts paid under the Interest Rate Cap Agreement will be used to cover Basis Risk Shortfalls owing to the Class M-7 Certificates and will not be used to cover realized losses on the mortgage loans or to pay Deferred Amounts.